UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C


                Information Statement Pursuant to Section 14 (c)
            Of the Securities Exchange Act of 1934 (Amendment No. 3)


Check the appropriate Box:
   [X ]  Preliminary Information Statement
   [  ]  Confidential, for use of the Commission Only (as permitted by Rule
   [  ]  14c-5(d)(2))
   [  ]  Definitive Information Statement

                         SEACREST INDUSTRIES CORPORATION
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
   [   ] No fee required
   [ X ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:

(1)      Title of each class of securities to which transaction applies: Common
         Stock
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $773,180
(4)      Proposed maximum aggregate value of transaction Total Fee Paid:
         $773,180
(5)      Total fee paid; $155

    [  ] Fee paid previously with preliminary materials
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.
(1).  Amount Previously Paid
(2).  Form, Schedule or Registration Statement No.
(3).  Filing Party:
(4).  Date Filed:



First Mailed to Stockholders on or about November 14, 2002.

                         SEACREST INDUSTRIES CORPORATION
                              2720 Stemmons Freeway
                             South Tower, Suite 600
                                Dallas, TX 75207

                        PRELIMINARY INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER



              NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE EFFECTIVE December 4, 2002.


NOVEMBER 14, 2002

TO OUR STOCKHOLDERS:


      The enclosed information statement and notice of action taken without a meeting is being furnished to stockholders of record on November 14, 2002 (the "Record Date"), of SeaCrest Industries Corporation, a Delaware corporation, (the "Company" or "SeaCrest") in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of SeaCrest's Common Stock entitled to vote on the following proposals:



      1. Approve and adopt a merger agreement whereby the stockholders of Availent Financial, Inc., a Texas corporation, Inc. ("Availent"), will exchange all of their issued and outstanding shares of $0.01 par value for shares of $0.01 par value Common Stock in the Company. A copy of the merger agreement is attached as Appendix A. Shareholders are entitled to assert dissenter's rights under Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is attached as Appendix B;

      2. Amend Certificate of Incorporation to change SeaCrest's name to Availent Financial, Inc. A copy of the Certificate of Amendment to the Company's Certificate of Incorporation are attached to this information statement as Appendix C; and

      3. Amend SeaCrest's Certificate of Incorporation to effect a one-for-two reverse stock split and to increase the number of authorized shares of Common Stock to 100,000,000 from 12,500,000 and to authorize the issuance of up to 10,000,000 shares of Preferred Stock at the discretion of the Company's Board of Directors. A copy of SeaCrest's Certificate of Amendment to the Company's Certificate of Incorporation are attached to this information statement as Appendix C.

      4. Ratify the appointment of Patrick McGeeney and Michael Banes as directors of SeaCrest.


      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

      The Company's Board of Directors has fully reviewed and unanimously approved the actions in connection with the above-referenced merger agreement and has determined that the consideration to SeaCrest's stockholders is fair for the acquisition of Availent. In addition, SeaCrest's Board of Directors unanimously approved the amendments to our Certificate of Incorporation.

      The holders of 51.7% of our Common Stock has executed a written consent in favor of the above proposals. However, under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders.


      This Information Statement will serve as written Notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL").

      THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                               By order of the Board of Directors,
                                         /s/Patrick McGeeney
                                            Patrick McGeeney
                                            Chairman of the Board

                         SEACREST INDUSTRIES CORPORATION

                              2720 Stemmons Freeway
                             South Tower, Suite 600
                                Dallas, TX 75207

                        PRELIMINARY INFORMATION STATEMENT
                                       AND
                    NOTICE OF ACTION TAKEN WITHOUT A MEETING


                             Dated: November 14, 2002



                               SUMMARY TERM SHEET

           THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS
         IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING, YOU SHOULD
          READ THE ENTIRE INFORMATIN STATEMENT CAREFULLY AS WELL AS THE
                    ADDITIONAL DOCUMENTS TO WHICH IT REFERS.

The Companies                   SeaCrest Industries Corporation, a  Delaware
                                corporation ("SeaCrest"), and Availent
                                Financial, Inc. ("Availent"), a Texas
                                corporation.
   SeaCrest                     A publicly held entity that has not
                                conducted operations since 1984. See
                                "Description of Business - SeaCrest".
   Availent                     A Texas based originator of single-family
                                residential mortgage loans that was incorporated on December 11, 2000. See "Description of
                                Business - Availent".

Transaction                     Merge Availent into SeaCrest by effecting a
                                one-for-two reverse split of SeaCrest, reducing the number of issued and outstanding shares
                                SeaCrest from 12,484,689 to approximately
                                6,242,344, and issuing to present stockholders of Availent 54,000,000 shares, leaving present
                                SeaCrest stockholders approximately 10.4% of the issued and outstanding shres of Common Stock following the merger. See "The Merger".

Purpose of Transaction
   SeaCrest SeaCrest has not conducted operations since 1984 and desires to infuse operating assets into the entity. See "Description of Business - SeaCrest".
   Availent Have access to larger amounts of capital that was not available in private markets and give greater creditability with lenders and purchasers of mortgage loans originated by Availent. See "Description of Business - Availent".

Implementation
of Merger Agreement             In addition to ratification of the merger
                                agreement, the holders of a majority of the
                                issued and outstanding Common Stock of SeaCrest
                                have adopted the following resolutions to
                                implement the merger agreement: See "Matters
                                Voted Upon".
   Reverse stock split          Effect a one-for-two reverse stock split
                                reducing the number of shares of SeaCrest Common
                                Stock from 12,484,689 to approximately 6,242,344
                                prior to the merger. See "Matters Voted Upon".
   Authorized shares            Increase the number of authorized  shares of
                                Common Stock from 12,500,000 to 100,000,000 and
                                authorize 10,000,000 shares of preferred stock.
                                See "Matters Voted Upon".
   Name Change                  Change the name of the SeaCrest to Availent
                                Financial, Inc. Miscellaneous Ratify the appointment of Patrick McGeeney and Michael
                                Banes as directors of SeaCrest. See "Matters
                                Voted Upon".

Stock structure

   Presently outstanding                    12,484,689
   After reverse stock split                6,242,344
   Issued to Availent stockholders          54,000,000
   Outstanding after merger                 60,242,344

Negotiations                    In the first quarter of 2002,  SeaCrest's  then
                                president and sole director, C. M. Ball,
                                negotiated the merger agreement with Availent.
   Purchase of stock            As part of the  acquisition,  Availent  agreed
                                to pay Mr. Ball $200,000 plus $50,000 for legal
                                fees for which Availent acquired 1,005,000
                                shares (500,250 shares after the one-for-two
                                reverse stock split) of SeaCrest Common Stock
                                and agreed to issue Mr. Ball approximately 13.0%
                                of the issued and outstanding shares of
                                Availent. In addition to payment for Mr. Ball's
                                stock, Mr. Ball was paid for his long experience
                                with SeaCrest and its stockholders as well as
                                for advising Availent. See "Description of
                                Business- SeaCrest".
   Loan to acquire stock        Bergstrom  Investment  Management L.L.C.  loaned
                                Availent $500,000, a portion of which was used
                                to pay Mr. Ball. As part of this transaction,
                                Availent transferred to Bergstrom Investment
                                Management L.L.C. 500,000 shares (250,000 shares
                                after the one-for-two reverse stock split) and
                                secured the loan with another 500,000 shares
                                (250,000 shares after the one-for-two reverse
                                stock split) acquired from Mr. Ball. Of the
                                shares securing the Bergstrom obligation,
                                200,000 shares (100,000 shares after the
                                one-for-two reverse stock split) will, upon
                                release of the security interest by Bergstrom,
                                be transferred to to Michele McGeeney, the
                                spouse of Availent's president, Patrick
                                McGeeney, because she guaranteed of the loan
                                from Bergstrom Investment Management, L.L.C. See
                                "Management's Discussion and Analysis of
                                Financial Condition and Results of Operations";
                                "Certain Relationships and Related Party
                                Transactions".
   Other SeaCrest
        stock transfers         Upon the release of the security  interest by
                                Bergstrom Investment Management, L.L.C. in
                                500,000 shares (250,000 shares after the
                                one-for-two reverse stock split) Michele
                                McGeeney and Michael Banes will receive 119,600
                                shares (59,800 shares after the one-for-two
                                reverse stock split) and 120,400 shares (60,200
                                shares after the one-for-two reverse stock
                                split), respectively, in connection with the
                                recapitalization of Availent. Patrick McGeeney
                                and Michael Banes will receive 5,400 (2,700
                                shares after the one-for-two reverse stock
                                split) and 4,600 (2,300 shares after the
                                one-for-two reverse stock split) of these
                                shares, respectively. See "Management's
                                Discussion and Analysis of Financial Condition
                                and Results of Operations"; "Certain
                                Relationships and Related Party Transactions".
   Restrictions on Transfer     Recipients of shares  purchased from Mr. Ball,
                                that is, Bergstrom Investment Management L.L.C.,
                                Patrick McGeeney, Michele McGeeney, Michael
                                Banes and Ted Dickerson, may not sell or otherwise transfer the securities unless such securities are registered under the Securities
                                Act of 1933, as amended, or an exemption from registration is otherwise available. Those owning Common Stock of SeaCrest that has been, prior to the merger, acquired from those that are affiliated with

                                SeaCrest as well as their transferees are under similar restrictions, that is, in addition to Mr. Ball, Mr. Sutley, Ms. Giesseman, and Ms. Vogt and their transferres (Susan Smith, Robert
                                G. Honish, Lon and Kelly Milligan, Alan Curtis, Ed Chung, Lee Delauer and Gary Ball) may not sell or otherwise transfer the securities unless such securities are registered under the Securities Act of 1933, as amended, or an exemption from registration is otherwise available. Rule 144 does not provide an exemption from registration for all such shares. See "Security Ownership Of Management And Others
                                - Status of Stock."


Stockholder Action              Holders of a majority of SeaCrest's common
                                stock have provided a written consent to the actions to ratify the merger and adopt the resolutions necessary to implement the merger agreement. "See Matters Voted Upon".

Purpose of Information
        Statement               To inform holders of SeaCrest Common Stock of
                                the action taken by the majority of its holders of Common Stock and to notify other stockholders of SeaCrest of action taken without a meeting as required by Section 228 of the Delaware General
                                Corporation Law and to provide such information in the manner required by Rule 14c-2(b) of the Securities Exchange Act of 1934.

Effective Dates                 All required  corporate  approvals of the
                                transaction have been obtained. The approvals will be effective 20 days from the date this notice is first mailed to SeaCrest's
                                Stockholders. The merger will be effective upon filing the appropriate merger documents with the Secretary of State of Delaware as will the amendments to SeaCrest's articles of incorporation effecting the reverse stock split and increasing the number of authorized shares of Common Stock.

Consents to action by those
   holding a majority of the
   issued and outstanding
   shares of SeaCrest.          Holders  of  6,455,000  shares  (3,227,500
                                after the one-for-two reverse stock split)
                                constituting 51.7% of the issued and outstanding
                                shares of SeaCrest have adopted the plan of
                                merger and have approved the following actions:
                                See "Matters Voted Upon".
   Merger agreement             Adopted a merger agreement  whereby the
                                stockholders of Availent Financial, Inc., a
                                Texas corporation, Inc. ("Availent"), will
                                exchange all of their issued and outstanding
                                shares of $0.01 par value for shares of $0.01
                                par value Common Stock in the Company, and
                                Availent will be merged into SeaCrest. A copy of
                                the merger agreement is attached as Appendix A.
                                Shareholders are entitled to assert dissenter's
                                rights under Section 262 of the DGCL, a copy of
                                which is attached as Appendix B See "The
                                Merger";
   Change name to Availent
        Financial, Inc.         Amended  SeaCrest's  Certificate of
                                Incorporation to change SeaCrest's name to Availent Financial, Inc. A copy of the Company's
                                Certificate of Amendment to its Certificate of Incorporation are attached to this information statement as Appendix C. See "Name Change";
   One-for-two reverse stock
        split                   Approved a one-for-two reverse stock split the
                                total 12,484,689 shares presently issued and outstanding will become approximately 6,242,344
                                See "Approval Of Amendment To Our Certificate Of

                                Incorporation To Effect A One-For Two Reverse
                                Stock Split, Increase Authorized Shares Of
                                Common Stock And Authorize Preferred Stock -
                                Reverse Stock Split;
   Increased the number of
     authorized shares          Amended  SeaCrest's  Certificate  of
                                Incorporation to increase the number of
                                authorized shares of Common Stock to 100,000,000
                                from 12,500,000 and to authorize the issuance of
                                up to 10,000,000 shares of Preferred Stock at
                                the discretion of the Company's Board of
                                Directors. A copy of the Company's Amended and
                                Restated Certificate of Incorporation are
                                attached to this information statement as
                                Appendix C. See "Approval Of Amendment To Our
                                Certificate Of Incorporation To Effect A One-For
                                Two Reverse Stock Split, Increase Authorized
                                Shares Of Common Stock And Authorize Preferred
                                Stock - Reverse Stock Split; and
   Ratify the appointment
        of directors            Ratified the  appointment  of Patrick  McGeeney
                                and Michael Banes as directors of SeaCrest. See
                                "Management".
      Stockholders holding a majority of the outstanding shares of SeaCrest's Common Stock have signed the written consent. Therefore, all required corporate approvals of the transaction have been obtained, subject to furnishing this notice and effective 20 days from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the securities Exchange Act of 1934. This Information Statement also constitutes notice of action taken without a meeting as required by Section 228 of the Delaware General Corporation Law.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

            THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO
               STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY
                            MATTER DESCRIBED HEREIN.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table sets forth certain information regarding the beneficial ownership as of September 1, 2002, of the Common stock, presently (before the one for two reverse stock split) and assuming that the merger had been completed on that date (and after the one for two reverse stock split), by
(a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, Messrs. McGeeney and Banes, including those that are to be appointed following completion of the merger, Messrs, Schrader and Cram (c) each Executive Officer, Mr. Conradt, including those that are to be appointed following completion of the merger, Messrs. Armstrong and Nichols and (d) as directors and executive officers of the Company as a group, including those that are to be appointed following completion of the merger. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him as shown below:


                                        Number of                               Number of
Name and Address of                   Shares Owned                              Shares Owned
Beneficial Owner                     (Before Merger)           Percent         (After Merger)       Percent

Patrick McGeeney                            5,400(1)             -              16,852,215(1)        27.8%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

Michael Banes                             124,200(1)(2)         0.9%            16,911,615(1)(2)     27.9%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207


                                       4

Michele McGeeney                          520,400(2)(7)         2.6%             4,004,537            6.6%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

C. M. Ball                                505,000(3)            4.0%             7,012,250           11.6%
17846 Tacoma Circle
Villa Park, CA 92681

Woody Conradt                              -                    -                     -                -
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

George R. Schrader (4)(7)                  44,932               0.3%                37,443            0.1%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

Donald H. Cram(4)(7)                       44,932               0.3%                22,466             -
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

Jerry Armstrong (5)(7)                     74,886               0.6%             7,037,443           11.6%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207

Jason Thomas Nichols (5)(7)               299,546               2.3%               149,773            0.3%
2720 Stemmons Freeway
South Tower, Suite 600
Dallas, TX 75207


Gary V. Sutley (8)                        200,000               0.2%               100,000            0.0%
P.O. Box 3054
Newport Beach, CA 92659


Cindy Giesseman(6)                      2,500,000              19.9%             1,250,000            2.1%

Christy Vogt(6)                         1,450,000              11.5%               725,000            1.2%

ALII of Honolulu Inc.                     750,000               6.0%               375,000            0.6%
Tower Suite 2550
Dallas, TX 75201

All Executive Officers and Directors      723,496(1)(2)(3)(7)   5.5%            41,010,955           67.7%
As a group (6 persons)

----------

(1) Includes 5,400 and 4,600 shares (before the one-for-two reverse stock split) of Common Stock owned by Messrs. McGeeney and Banes, respectively, held in the name of C. M. Ball and pledged to Bergstrom Investment, L.L.C.
(2) Includes 120,400 and 119,600 shares (before the one-for-two reverse stock split) of Common Stock owned by Ms. McGeeney and Mr. Banes, respectively, held in the name of C. M. Ball and pledged to Bergstrom Investment L.L.C.
(3) Of these shares, 500,000 shares are pledged to Bergstrom Investment L.L.C. and all but 24,500 will be issued to four individuals upon payment of a loan to Bergstrom Investment, L.L.C.

(4) Messrs. Schrader and Cram have each been granted warrants to acquire 22,466 shares of the SeaCrest's Common Stock upon the consummation of the merger. The exercise price of the option is $0.10 per share.
(5) Messrs. Armstrong and Nichols have received warrants to acquire 37,443 and 149,773 shares, respectively, of SeaCrest's Common Stock upon completion of the merger. The exercise price of the option is $0.05 per share.
(6) Ms. Giesseman and Ms. Vogt are the adult daughters of Mr. Ball and Mr. Ball disclaims any beneficial interest in these shares.
(7) Includes 200,000 shares Ms. McGeeney as well as 299,546; 74,886; 44,932; and 44,932 shares (before the one-for-two reverse stock split) Messrs. Nichols, Armstrong, Schrader and Cram have, respectively, the right to acquire pursuant to warrants. Ms.McGeeney's total is excluded in the aggregate amount for officers and directors.
(8) In August 2002 Mr. Sutley transferred 1,800,000 shares to seven individuals, Susan Smith, Robert G. Honish, Lon and Kelly Milligan, Alan Curtis, Ed Chung, Lee Delauer and Gary Ball. The 2,000,000 shares owned by Mr. Sutley prior to that transfer was 16.0% of the issued and outstanding shares of SeaCrest. Such transferees of Mr. Sutley cannot sell or otherwise transfer the shares unless the securities are registered under the Securities Act of 1933 or an exemption from registration is otherwise available, and Rule 144 will not provide an exemption from registration. See "Security Ownership of Managment And Others - Status of Stock."


Status of Stock


      All shares, not just shares issued in the merger, owned or to be owned by affiliates of pre-merger SeaCrest and their transferees cannot be sold otherwise transferred unless the securities are registered under the Securities Act of 1933 or an exemption from registration is otherwise available, and Rule 144 will not provide an exemption from registration. To the knowledge of the Company, affiliates of the Company include C. M. Ball (505,000 shares before the one-for-two reverse stock split plus 7,000,000 shares to be issued to Mr. Ball in connection with the merger) and five of his transferees are subject to this restriction, Patrick McGeeney, Michael Banes, Michele McGeeney, Bergstrom Investment Management, L.L.C. and Ted Dickerson (5,400; 124,200; 320,400; 500,000 and 30,500 shares, respectively, before the one-for two reverse stock split). In addition Mr. Sutley, Ms. Giessema and Ms. Vogt (200,000, 2,500,00 and 1,450,000 shares, respectively, before the one for two reverse split) and any transferee from them are under the same restrictions, including the transferees from Mr. Sutley, namely, Susan Smith, Robert G. Honish, Lon and Kelly Milligan, Alan Curtis, Ed Chung, Lee Delauer and Gary Ball (200,000, 510,000, 10,000, 400,000 and 200,000 shares respectively, before the one for two reverse split.


                                     GENERAL


      The record date for determining stockholders entitled to receive this Information Statement has been established as of the close of business on November 14, 2002. As of the record date, SeaCrest had 12,484,689 shares of Common Stock issued and outstanding. Each share of Common Stock held of record on the record date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions.


      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      As part of the acquisition of Availent, the Board of Directors of SeaCrest determined to establish the power to issue Preferred Stock.

                                VOTING SECURITIES

      As of the Record Date, the SeaCrest's authorized capitalization consisted of 12,500,000 shares of Common Stock, par value $0.01 per share and no shares of Preferred Stock, par value $0.01 per share. As of the Record Date, there were 12,484,689 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of Common Stock entitles its holder to one vote on each matter submitted to the Stockholder.

                               MATTERS VOTED UPON

      Effective May 10, 2002, the Board of Directors of SeaCrest approved the following actions

      1. Approved and adopted a merger agreement whereby the stockholders of Availent Financial, Inc., a Texas corporation, Inc. ("Availent"), will exchange all of their issued and outstanding shares of $0.01 par value for shares of $0.01 par value Common Stock in the Company. A copy of the merger agreement is attached as Appendix A. Shareholders are entitled to assert dissenter's rights under Section 262 of the DGCL, a copy of which is attached as Appendix B;

      2. Voted to amend the Company's Certificate of Incorporation to change our name to Availent Financial, Inc. A copy of the Amended and Restated Certificate of Incorporation are attached to this information statement as Appendix C; and

      3. Voted to amend the Company's Certificate of Incorporation to to effect a one-for-two reverse stock split and increase the number of authorized shares of Common Stock to 100,000,000 from 12,500,000 and to authorize the issuance of up to 10,000,000 shares of Preferred Stock at the discretion of the Company's Board of Directors. A copy of the Amended and Restated Certificate of Incorporation are attached to this information statement as Appendix C.


      4. Appointed Patrick McGeeney and Michael Banes as directors of SeaCrest.

      The holders of 6,455,000 shares of Common Stock (before the one-for-two reverse stock split), a majority (51.7%) of the outstanding shares of Common Stock, also approved these actions by written consent as of May 10, 2002. A copy of the amendment to the Certificate of Incorporation being filed with the Delaware Secretary of State is attached hereto as Appendix C.


      IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR COMPANY STOCK CERTIFICATES.


      The amendment to the Certificate of Incorporation and Articles of Merger will be filed on or about December 4, 2002 after the expiration of the time period required in 14c-5 of the Securities Exchange Act of 1934.



            APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
        TO EFFECT A ONE-FOR TWO REVERSE STOCK SPLIT, INCREASE AUTHORIZED
              SHARES OF COMMON STOCK AND AUTHORIZE PREFERRED STOCK

      SeaCrest's Certificate of Incorporation currently authorizes the issuance of 12,500,000 shares of Common Stock, par value $0.01 per share, and no shares of Preferred Stock. SeaCrest's board has unanimously adopted, subject to stockholder approval, an amendment to SeaCrest's restated Certificate of Incorporation to increase the number of authorized shares of SeaCrest's Common Stock from 12,500,000 shares to 100,000,000 shares and to authorize the issuance of 10,000,000 shares of Preferred Stock at the discretion of the board of directors.

      Approval of the amendment to SeaCrest's Certificate of Incorporation required the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal.


      On November 14, 2002, the Record Date, SeaCrest had 12,484,689 shares of Common Stock issued and outstanding. As of March 1, 2002, SeaCrest entered into a Merger Agreement with Availent Financial, Inc. ("Availent") pursuant to which SeaCrest will issue, subject to the terms of the Agreement, 54,000,000 shares of SeaCrest's Common Stock to Availent's stockholders and SeaCrest would have 6,242,344 shares issued and outstanding.


One-for-two reverse stock split

      The merger agreement was negotiated on the assumption that existing stockholders of SeaCrest would own approximately 10% of the post merger company and Availent stockholders would own approximately 90% of the post merger company. Giving consideration to the pricing of SeaCrest Common Stock following the merger, it was determined that the existing 12,484,689 shares should be contracted by half. Accordingly, the one-for-two reverse stock split would reduce the number of shares of Common Stock outstanding to approximately 6,242,344 and would constitute 10.4% of the shares of the Company following the merger.

      The reverse stock split will become effective upon filing the certificate of amendment with the Delaware Secretary of State. Upon the filing of the certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State, all the old common stock will be converted into new common stock as set forth in the amendment. Beginning on the effective date of the reverse stock split, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

      No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the market for which the Common Stock is traded during regular trading hours for the five trading days immediately preceding the day the certificate of amendment is filed with the Secretary of State of Delaware, including the day of filing.

      The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except to the extent that any holder of common stock who would otherwise be entitled to a fractional share of new common stock as a result of the reverse stock split receives cash in lieu of such fractional share of new common stock.

Increase in the number of authorized shares and authorization of preferred stock

      The purpose of increasing the number of authorized shares of Common Stock and authorizing a Preferred Stock is to provide additional authorized shares which will be issued to fulfill current obligations, possible future financings, possible acquisitions, and such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions, stock options and other equity benefits under employee benefit plans. The increase in the number of authorized shares of Common Stock and authorizing a Preferred Stock would enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

      Specifically, SeaCrest has 12,500,000 common shares authorized and 12,484,689 shares issued and outstanding, leaving 15,311 shares of Common Stock. To effect the merger, SeaCrest will have to increase its number of authorized shares of Common Stock. SeaCrest is actively seeking to raise funds and additional shares will likely be issued if SeaCrest is successful in obtaining financing. Consequently, the Board of Directors sought stockholder approval to increase the number of authorized common shares and permit the issuance of preferred shares as described herein. Other than described herein, the granting of warrants or options and the possible raising of additional equity capital through the issuance of Common Stock, SeaCrest has no specific plans at this time to issue additional shares of Common Stock or Preferred Stock.

      After filing the amendment, the Board of Directors is authorized to issue any of the additional shares of Common Stock and Preferred Stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the Common Stock and Preferred Stock may be listed. At the present time, the Common Stock and the Preferred Stock are not listed with any exchange.

      One result of an increase in the number of shares of authorized Common Stock and the establishment of Preferred Stock may be to help the Board of Directors discourage or render more difficult a change in control. For example, the additional shares could be issued to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of SeaCrest, whether or not the change of control is favored by a majority of unaffiliated stockholders. SeaCrest could also privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The Board of Directors and those holding a majority of SeaCrest's Common Stock have not adopted this amendment with the intention of using the additional shares for anti-takeover purposes, although the Board of Directors could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of SeaCrest. The Board of Directors is not aware of any proposed or contemplated transaction of this type.

      The issuance of any additional shares of Common Stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.


      The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. Under SeaCrest's Certificate of Incorporation, holders of Common Stock do not have preemptive rights. The amendment to increase the number of authorized shares will have no effect on the legal rights of the holders of the existing shares of Common Stock.

Authorization of Preferred Stock

      Presently, SeaCrest does not have the authority to issue Preferred Stock. The amendment to the Certificate of Incorporation of Incorporation would establish the power of the Company's board of directors to issue Preferred Stock as well as establish the relative rights, powers and privileges of any such issue.

      The purpose of establishing the power to issue preferred stock is to establish the ability of the Company to have a flexible capital structure without having to return to the Company's stockholders to create a needed structure. By giving the Company's Board of Directors the power to issue preferred shares and determine the relative rights, powers and privileges of those shares, the directors can move expeditiously to take advantage of financing opportunities as they occur. Management of Availent particularly believes that these opportunities are critical in a financial services company where, in management's opinion, the Company's capitalization must be flexible and available upon short notice.

      This power may have the effect of deterring a non-negotiated attempt to acquire control of us. For example, a series of Preferred Stock could be issued in the future that could thwart a possible take-over and operate to the significant disadvantage of holders of Common Stock by including convertibility features which are lower than the market price for the Common Stock, thus diluting the value of existing shares of Common Stock.

                                   THE MERGER

      The Board of Directors of the Company has approved through merger the acquisition of all of the issued and outstanding shares of Availent Financial, Inc., and the Consenting Stockholders have approved these transactions which are planned to become effective on the Effective Date. The surviving corporation will be SeaCrest.

      SeaCrest has not had operations for many years. By merging Availent into SeaCrest, the Company can once again become operational. By merging with an entity whose shares are publicly held, Availent, which needs access to large amounts of capital, can gain access to broader capital markets, provide the potential for liquidity to existing investors and, in the opinion of Availent's management, gain greater creditability in those capital markets.

      Following the completion of the merger of Availent into SeaCrest, existing stockholders of the Company will own 6,242,344 of the 60,242,344 shares outstanding, or approximately 10.4% of the outstanding shares of SeaCrest. While there has been no appraisal, report or opinion as to the value of SeaCrest or Availent, discussions between the SeaCrest and Availent resulted in the structure set forth in the Merger Agreement.

      Without the merger, the Company is, in the opinion of management, practically valueless.

                                APPRAISAL RIGHTS

      Under Section 262 of the Delaware General Corporation Law, or DGCL, if SeaCrest's present stockholders comply with the conditions established by
Section 262, you will be entitled to dissent and elect to have the "fair value" of the stockholder's shares of SeaCrest Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid in cash. Those holding a majority of SeaCrest's issued and outstanding shares that executed the stockholder consent approving the merger agreement have, in effect, waived its appraisal rights with respect to its shares of SeaCrest Common Stock.

      Section 262 is reprinted in its entirety as Appendix B to this information statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix B. This discussion and Appendix B should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the applicable procedures will result in the loss of appraisal rights. A person having a beneficial interest in shares of SeaCrest Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

      A holder of record of shares of SeaCrest Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Date and who otherwise complies with the statutory requirements of Section 262 will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of stock. All references in this summary of appraisal rights to a "stockholder" is to the record holder of shares of SeaCrest Common Stock.


      Under Section 262, where (as in the case of adoption and approval of the merger agreement by SeaCrest) a merger has been approved by written consent pursuant to Section 228 of the DGCL, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available, either before the Effective Date or within ten days thereafter, that such appraisal rights are available and include in each such notice a copy of Section
262. November 14, 2002 has been set as the record date for purposes of determining stockholders entitled to receive this notice. This information statement shall constitute such notice to the record holders of SeaCrest Common Stock.

      Holders of record of shares of SeaCrest Common Stock who desire to exercise their appraisal rights must deliver a separate written demand for appraisal to SeaCrest within 20 days after the date this information statement is first mailed to Common Stockholders of SeaCrest. A demand for appraisal must be executed by or on behalf of the stockholder of record fully and correctly, as that stockholder's name appears on the stock certificates and must state that the stockholder intends to demand appraisal of that stockholder's shares of SeaCrest Common Stock.

      A person having beneficial interests in shares of SeaCrest Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of SeaCrest Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of SeaCrest Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, such person is acting as agent for the record owner or owners.

      A record owner such as a broker who holds shares of SeaCrest Common Stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In that case, the written demand must set forth the number of shares of SeaCrest Common Stock covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of SeaCrest Common Stock outstanding in the name of such record owner. Stockholders who held their shares of SeaCrest Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

      A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: SeaCrest, Industries, 2720 Stemmons Freeway, South Tower, Suite 600, Dallas, TX 75207, Attention: Corporate Secretary.

      The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of SeaCrest Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within 10 days after the consummation of the merger, SeaCrest must provide notice of the consummation of the merger to all stockholders who are entitled to appraisal rights and who have complied with Section 262.

      Within 120 days after the consummation of the merger, but not thereafter, either SeaCrest or any holder of SeaCrest Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in Delaware court, with a copy served on SeaCrest in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. SeaCrest is under no obligation to and has no present intention to file such a petition. Accordingly, SeaCrest stockholders who are entitled to appraisal rights, who have complied with Section 262 and who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

      Within 120 days after the consummation of the merger, any former SeaCrest stockholder who has complied with Section 262 will be entitled, upon written request, to receive from SeaCrest a statement setting forth the aggregate number of shares of SeaCrest Common Stock not voted in favor of the merger and with respect to which demands for appraisal were received by SeaCrest and the aggregate number of holders of such shares. SeaCrest must mail this statement within 10 days of a receipt of written request or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

      If a petition for an appraisal is timely filed with the Delaware court and assuming appraisal rights are available to a former SeaCrest stockholder and a copy thereof is served on SeaCrest, SeaCrest will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former stockholders who have demanded appraisals of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders, the Delaware court is empowered to conduct a hearing on such petition to determine which stockholders, if any, are entitled to appraisal rights. The Delaware court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware court may dismiss the proceedings as to such stockholder.

      Where proceedings are not dismissed, the Delaware court will appraise the "fair value" of shares of SeaCrest Common Stock owned by such stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. If a stockholder considers seeking appraisal, the stockholder should be aware that the fair value of the stockholder's shares as determined by Section 262 could be more than, the same as or less than the consideration the stockholder would receive pursuant to the merger if you did not seek appraisal of your shares. In determining fair value, a Delaware court is to take into account all relevant factors.

      Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the consummation of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the consummation of the merger.

      If any stockholder who demands appraisal under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of SeaCrest Common Stock will be converted into the right to receive the merger consideration in cash in accordance with the merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the consummation of the merger. A stockholder may withdraw a demand for appraisal by delivering to SeaCrest a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 calendar days after the consummation of the merger will require the written approval of SeaCrest. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware court.

                  FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
                             AND REVERSE STOCK SPLIT

      The Corporation has not requested a ruling from the Internal Revenue Service with respect to the Federal income tax consequences of the merger under the Internal Revenue Code of 1986, as amended (the "Code"). Nor will the Company receive an opinion of counsel. Although the Company will not receive an opinion of counsel, management of the Company believes that: (i) the merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code; and
(ii) no gain or loss will be recognized by holders of capital stock of SeaCrest or Availent pursuant to the Merger Agreement.

      Except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of shares of new common stock in exchange for his shares of old common stock pursuant to the reverse stock split. A stockholder's aggregate tax basis for the shares of new common stock received, including any fractional share interest for which cash is received, will equal such stockholder's aggregate tax basis of the shares of old common stock exchanged. A stockholder's holding period for the shares of new common stock received, including any fractional share interest for which cash is received, will include the holding period of the shares of old common stock exchanged.

      A stockholder who receives cash in lieu of a fractional share of new common stock will generally be treated as having received the cash as a distribution in redemption of his fractional share interest, as provided under
Section 302 of the Code. In general, a stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such stockholder's adjusted tax basis allocable to such fractional share, as described in the preceding paragraph. However, depending on a stockholder's particular facts and circumstances, the cash payment may be taxable as a dividend.

      ALTHOUGH IT IS NOT ANTICIPATED THAT STATE OR LOCAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS WILL VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE, STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION UNDER STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

                       DESCRIPTION OF BUSINESS - SEACREST


      The registrant, SeaCrest Industries Corporation, a Delaware corporation, ("SeaCrest") was formed in 1959. From 1974 through 1979 the Company engaged in land sales in Texas and Idaho as well as insurance operations in Hawaii. In 1977, the insurance operations ceased and by 1979 the Company's last land operations had either been sold or foreclosed upon. At that time the Company ceased operations with winding up being completed in February 1984.

      The Company has not transacted business since February 1984 and since that time, the registrant has sought to acquire operating assets through the issuance of common stock.

      In 1983, C. M. Ball was elected president of SeaCrest. The Company then had 12,484,689 shares issued and outstanding and began to look for acquisitions such that the Company would have operations. Since that time, the only agreement that the registrant entered for the acquisition of assets occurred in mid-1997. This acquisition contemplated the reorganization of the registrant as a Nevada corporation and the acquisition of an enterprise, affiliated with C. M. Ball's brother, Gary E. Ball, that owned certain infrared sensing technology. To implement that acquisition, in mid-1997 C. M. Ball resigned all positions with the registrant, appointing Gary E. Ball and Wendy S. Ball, Gary E. Ball's spouse, as directors. In mid-1998, the transaction was abandoned and C. M. Ball was reappointed as the registrant's sole director, Gary E. Ball and Wendy S. Ball resigning upon C. M. Ball's reappointment.

      SeaCrest thereupon resumed looking for acquisitions of operating companies.

      In the first quarter of 2002, Availent Financial, Inc. ("Availent") entered into a discussion with C. M. Ball regarding the merger of Availent into SeaCrest. Availent desired to become a publicly traded company because it needed access to large amounts of capital that, in management's opinion, was not available in private markets. Further, being publicly held, in the opinion of Availent's management, gave greater credibility to Availent in discussions with lenders and purchasers of its mortgage loans that it originated. The management of SeaCrest desired to infuse operating assets in a company that had long been inactive.

      The transaction contemplates SeaCrest effecting a one-for-two reverse split and then merging Availent into SeaCrest in exchange for 54,000,000 shares of SeaCrest common stock. Consequently, immediately prior to the merger, SeaCrest would have 6,242,344 shares issued and outstanding and shareholders of SeaCrest prior to the merger would own approximately 10.4% of the Company following the merger. SeaCrest's name would be changed to Availent Financial, Inc. as part of the transaction.


      In connection with those discussions, Availent agreed to purchase from C.
M. Ball 1,005,000 shares (before the reverse stock split) of SeaCrest Common Stock for $200,000 plus pay another $50,000 for legal services. Because of C. M. Ball's familiarity with the registrant and its stockholders, Availent issued to Mr. C. M. Ball approximately 11.6% of Availent's common stock (7,000,000 shares following the merger). In the first quarter of 2002, Availent borrowed from Bergstrom Investment Management, L.L.C. $500,000 to raise operating capital and pay C. M. Ball. Patrick McGeeney, President of Availent, and his spouse, Michele McGeeney, personally guaranteed this loan and Ms. McGeeney further secured the obligation to Bergstrom Investment Management, L.L.C. by pledging an annuity to secure its repayment. From the 1,005,000 shares of SeaCrest acquired from Mr. Ball, Bergstrom Investment Management, L.L.C. received 500,000 (before the reverse stock split) shares and was pledged an additional 500,000 shares (before the reverse stock split) against repayment of the loan. For guaranteeing this loan, once the loan is repaid and the pledge to Bergstrom Investment Management, L.L.C. is released, Michele McGeeney will receive 200,000 (before the reverse stock split) shares of the 1,005,000 SeaCrest Common Stock purchased from Mr. C.
M. Ball for assisting this transaction.


      Effective in May 2002, Mr. C. M. Ball appointed Patrick McGeeney as a director and President of SeaCrest, Michael Banes as a director of SeaCrest and Woody Conradt as Chief Financial Officer, Treasurer and Secretary of SeaCrest. Mr. Ball thereupon resigned as as a director and officer of the registrant.

      The Company anticipates completing the merger in October 2002.

      Availent, formed in December 2001, is engaged in the mortgage banking industry. It distinguishes itself from other mortgage banking enterprises by forming limited liability partnerships with real estate brokers. These partnerships then place loan originators on the premises of the real estate broker with the purpose of capturing mortgage business related to the real estate office.

                       DESCRIPTION OF BUSINESS - AVAILENT

      Patrick McGeeney and Michael Banes caused Availent Financial, Inc. to be incorporated in Texas on December 11, 2000. Originally incorporated under the name Founders National, the corporation changed its name to Availent Financial, Inc. in May 2001. Availent Financial commenced operations in February 2001 and conducts its operations through Availent Mortgage, Inc. and Availent Leasing, Inc. Availent Financial's principal operations are conducted through Availent Mortgage which originates single-family residential mortgage loans. Availent Mortgage presently operates as a mortgage broker and plans to begin mortgage banking operations in October of 2002. Mortgage banking operations will consist of obtaining a warehouse line of credit that will enable Availent to fund mortgage loans pending resale of mortgage loans to investors. Availent presently does not intend to service mortgage loans.

      Availent Mortgage mortgage loan originations are originated through 16 limited liability partnerships and branches in addition to its headquarters office. Availent Mortgage owns a majority interest in these limited liability partnerships with the minority interest in the limited liability partnerships being owned by local real estate broker/owners. Availent Mortgage's strategy is to form limited liability partnerships with local realtors to enable the local real estate broker/owners to offer retail mortgage loans on site. None of these real estate broker/owners are affiliated with Availent.

      The following table sets identifies the existing limited liability partnerships which Availent had entered into as of August 1, 2002 and the percent of the limited liability partnerships owned by Availent Mortgage.

Name and                                                            Percent
Location                                                             Owned

Availent - Radcliff, LP                                               60
     Bossier City, LA

Availent - MINA, Ltd.                                                 60
     Shreveport, LA

Availent - Realty Executives of Ft. Bend, Ltd.                        60
     Sugarland, TX

Availent - Ruidoso, Ltd.                                              55
     Ruidoso, NM

Availent - Ameristar, Ltd.                                            60
     Houston, TX
Availent - Burns & Co., Ltd                                           60
     Baton Rouge, LA

Availent - Westmark, Ltd.                                             51
     Lubbock, TX

Availent - Bennet, Ltd.                                               60
     New Orleans, LA

Availent - H.I. Holdings, Ltd.                                        51
     Hattiesburg, MS

Availent - THCR, Ltd.                                                 60
     Denton, TX


Availent - G&M Holdings, Ltd.                                         60
     Houston, TX


Availent - Orange Beach, Ltd.                                         60
     Orange Beach, FL

Availent - Mobile, Ltd                                                51
     Mobile, Alabama

Availent - Platinum, Ltd.                                             51
     Irvine, California

      As of August 1, 2002, Availent also maintained two branch offices, one in Tyler, Texas and the other in Madison, Mississippi. Availent also originates mortgage loans from its headquarters in Dallas, Texas.

      The partnerships are accounted for utilizing the consolidated method of accounting.

      Availent Leasing purchases and, subsequently, leases computers and related equipment to the affiliated partnerships.

      As a mortgage broker, Availent Mortgage processes loans that are originated by the limited liability partnerships and funded by mortgage bankers. Availent Mortgage is a HUD/FHA approved lender and is approved with the Veterans Administration.

Mortgage Underwriting

      Loan originators in the field gather information about the mortgagee in a loan application. This information is forwarded to Availent's headquarters. All mortgage loan applications must be underwritten and approved in accordance with Availent's and other investor's underwriting standards and criteria. Underwriting standards used for conforming loans are those promulgated by FNMA and FHLMC. Non-conforming (Jumbo) loans are underwritten subject to credit and appraisal standards established by specific investors. Availent analyzes the borrower's credit standing, financial resources and repayment ability as well as the risk of the underlying collateral.

      All mortgage loans must have a property appraisal provided by an independent third party, fee-based appraiser. A nationally recognized credit reporting agency provides complete reports of the borrower's credit history including bankruptcies and delinquencies.

      A given borrower may qualify for a mortgage loan through a variety of mortgage loan documentation programs. Each program places a heavy emphasis on credit scores, assets, income and loan to value ratios.

      Upon becoming a mortgage banker, the Company's underwriting department will consist of underwriters who maintain the consistent quality of mortgage loans expected by secondary market investors. The Company will generally take from two to four days to underwrite a mortgage loan. Upon completion of the underwriting process, the mortgage loan is closed by a title agency or attorney.

      Availent will perform a pre-funding audit on all mortgage loans that includes a verification of certain mortgage loan documentation to determine the integrity of the data and a review for compliance with underwriting guidelines. Post-funding audits will be performed to monitor and evaluate our origination policies and procedures. We will sample ten percent of all mortgage loans closed and subject them to a full quality control review including re-underwriting the mortgage loan. Our management will receive a monthly report on any deficiencies found in the randomly sampled mortgage loans and believes that its use of the IRS Verification of Income program increases significantly the quality of its originators.

Mortgage Production Volumes for 2001 and first seven months of 2002

      During 2001, from inception through the end of the year, Availent entered into seven limited liability partnerships through which Availent originated and closed $9,727,834 in mortgage loans. In the first seven months of 2002, Availent established an additional seven limited liability partnerships or branches through which Availent originated and closed $10,682,490 in mortgage loans. All of Availent's mortgage loan production, in addition to the originations from its headquarters in Dallas, Texas, is presently originated through its limited liability partnerships or branch offices. As of August 1, 2002, Availent had opened a total of 16 limited liability partnerships or branches.

      In August 2002 Availent received notice that it had been approved by a lender for a warehouse line of credit of $5,000,000. Upon formally entering into this agreement, Availent will become a wholesale mortgage banker. Availent may, in limited circumstances, provide mortgage banking services to third party mortgage brokers but has no plans to provide such wholesale mortgage banking services to those other than its affiliated entities.

      Entering into mortgage banking operations will result in some interest rate risks that arise because of interest rate changes between the time a mortgage loan is originally funded and the time the mortgage loan is subsequently sold. As of August 1, 2002, Availent had not established a hedging operation, program or relationship to control this interest rate risk.

Competition

      Availent faces strong competition in originating mortgage loans. Availent's competition is principally from savings and loan associations, other mortgage companies, commercial banks and, to a lesser degree, credit unions and insurance companies, depending upon the type of mortgage loan product offered. Many of these institutions have greater financial and other resources than Availent and maintain a significant number of branch offices in the area in which the Availent conducts operations. Increased competition for mortgage loans from other lenders may result in a decrease in the volume of mortgage loans originated by Availent. If Availent is unable to compete effectively, its business, results of operations and financial condition could be materially and adversely affected.

      Availent believes that mortgage industry is undergoing consolidation with various financial institutions acquiring specialized financial entities such as mortgage companies and those involved in the real estate industry, whether title companies, real estate brokers, or financial institutions, are consolidating or integrating vertically with entities engaged in aspects of the real estate industry that the entity is not presently operating in. Several lenders and title companies have purchased real estate franchise organizations to penetrate the same market. Similarly, real estate companies or franchises have formed their own mortgage companies.

      Availent's strategy of partnering with a real estate broker by placing a mortgage office in a real estate broker's location is to provide a ready source of funding for potential customers of the real estate broker and agents. This service will permit the real estate broker to both ascertain the credit worthiness of the client and have a ready source of mortgage loans available that fit the borrower.

Regulation

      Federal, state and local authorities regulate and examine the origination, processing, underwriting, selling and servicing of mortgage loans. Availent is approved to submit mortgage loans through Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") automated underwriting systems. In addition, the Company is an approved mortgage lender by Department of Housing and Urban Development ("HUD") and is qualified to originate mortgage loans insured by the Federal Housing Administration ("FHA") or guaranteed by the Veterans Administration ("VA"). Among other consequences, the failure to comply with HUD, FHA or FNMA regulations could prevent the Company from reselling its mortgage loans or prevent Availent's ability to enter into the servicing of mortgage loans should it choose to do so. Such failure could also result in demands for indemnification or mortgage loan repurchase, certain rights of rescission for mortgage loans, class action law suits and administrative enforcement actions, any of which could have a material adverse effect on the Availent's results of operations and financial condition.

      Federal, state and local governmental authorities also regulate Availent's activities as a lender. The Truth In Lending Act and Regulation Z promulgated thereunder contain certain requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of mortgage loans and credit transactions. The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, among other restrictions and requirements. In instances where the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with a name and address of the reporting agency. The Real Estate Settlement Procedures Act and the Debt Collection Practices Act subject Availent to filing an annual report with HUD.

      The Real Estate Settlement Procedures Act of 1974 or RESPA prohibits the payment or receipt of fees for the referral of settlement service business. This law and related regulations prohibit arrangements that could be deemed to be kick-backs. Although Availent is scrupulous in complying with those regulations, the failure to succeed in its RESPA compliance program would have a severe adverse effect on Availent.

      There can be no assurance that Availent will maintain compliance with these requirements in the future without additional expenses, or that more restrictive local, state or federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner, which would make compliance more difficult and more expensive for the Company.

Employees

      At August 1, 2002, the Availent employed 28 people.

Property

      Availent leases approximately 4100 square feet in Dallas, Texas for which it presently pays $3747 per month. The monthly rent will increase to $4429 in December 2002. The lease expires in February 2004.

                                  RISK FACTORS

      This information statement contains certain forward looking statements with respect to our financial condition, results of operations and business and, assuming the consummation of the merger, the proposed merger with Availent. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities.

Availent will need to raise additional capital to continue operations, failure to obtain additional capital would substantially hurt its business plan

      Availent's future capital requirements will depend on many factors, including cash flow from operations, competing market and technological developments, and the its ability to market its services successfully. Availent will need to raise additional capital to continue operations. At present levels of expenditure, Availent has funding to remain operational through October 2002 and is negotiating for bridge funding to remain operational through November 2002. Availent does not have any commitment for any additional capital, and its failure to raise additional capital will jeopardize Availent's ability to continue operations.

Availent has limited operating history and cannot be assured that its business plan will be successful

      Availent was incorporated in December 2000 and has relatively limited operating history. Availent's ability to fulfill its business plan is dependent on further successful development and marketing of its services. Availent's success is particularly dependent upon the success of its limited liability partnerships in marketing its mortgage services, a marketing strategy and model that Availent developed and is implementing. Availent may encounter unanticipated problems, expenses, and delays in developing and marketing its products and services. The failure of Availent to develop its services or successfully market itself would have a material adverse effect on it and would force Availent to reduce operations. No assurance can be given that Availent can or will operate profitably.

Availent has incurred substantial losses its first full year of operation


      Availent sustained a loss of $645,303 in fiscal 2001. The previous losses have substantially reduced Availent's equity causing Availent to seek additional capital. Availent can make no assurances that it will operate profitably in the future.


Availent will depend on interim financing to fund mortgages

      Upon becoming a mortgage banker, Availent will fund mortgage loans it purchases or originates through borrowings that are collateralized by loan purchase agreements and repaid when Availent sells the mortgage loan to a third party. Any failure by Availent to have such funding agreements in place would have a materially adverse effect on Availent's business, and the failure to obtain funding agreements upon favorable terms and conditions and interest rates could have a material adverse effect upon Availent's operations and profitability.

Availent depends on programs that purchase or guarantee loans.

      Institutional investors, which purchase most of the mortgage loans Availent originates, usually generate funds by selling mortgage-backed securities and depend on the continuation of programs administered by FHLMC or the FNMA. Although Availent does not know of any proposed action, the discontinuation or reduction of these programs could alter the context in which Availent operates, and Availent may not be able to function effectively in an altered environment. In addition, the mortgage loan products eligible for FHLMC or FNMA may be changed by the sponsor and affect the costs of administering or originating mortgage loans sponsored by these entities.

A large number of companies compete with Availent in originating mortgage loans.

      Availent faces strong competition in originating and purchasing mortgage loans. Savings and loan associations, other mortgage companies, commercial banks and, to a lesser degree, credit union and insurance companies provide services similar to those that are provided by Availent and have greater financial and other resources as well as maintain several branch offices in the areas Availent operates and thereby increase their marketing presence. This increased competition may decrease the volume of mortgage loans originated and purchased by Availent and the rates Availent is able to quote.

Availent may have to repurchase mortgage loans previously sold in certain circumstances.

      Availent makes a variety of representations and warranties to purchasers and insurers of mortgage loans and related mortgage servicing rights about the mortgage loan or the borrower complying with the law, regulations and program standards. In the event of a breach of these representations and warranties, Availent may be required to repurchase these mortgage loans and may be liable for certain damages or both. These repurchases diminish Availent's liquidity and increase the costs to administer Availent's business, increasing Availent's expenses.

Changing and volatile interest rates affect many aspects of Availent's business.

      The volume of mortgage loans Availent originates increases as interest rates decline and volumes decrease as interest rates rise. In addition to reflecting overall borrowing levels, when interest rates decline homeowners refinance mortgage loans causing the volume of mortgage loans to accelerate further. This volatility often introduces inefficiencies because of the need to hire additional personnel or, when mortgage loan volumes decline, the need to reduce in a timely manner staffing levels.

      Accordingly, interest rates affect many aspects of Availent's business and profitability. The failure to manage or prepare for the consequences of interest rate changes, particularly when interest rates are volatile, could have a material adverse effect on Availent's business, its operations and profitability.

Federal, state and local authorities regulate the mortgage industry.

      Federal, state and local authorities regulate and examine the origination, processing, underwriting and servicing of mortgage loans. Availent is an approved seller/servicer of mortgage loans for Fannie Mae, an approved mortgage lender by HUD, and are qualified to originate mortgage loans insured by FHA and VA. If Availent fails to comply with HUD of Fannie Mae regulations, Availent could be prevented from reselling Availent's mortgage loans or be prevented from entering into the servicing of mortgage loans should Availent choose to do so. Such failure could also result in those to which Availent sells mortgage loans to seek indemnification or to require that Availent repurchase the mortgage loans and trigger certain rights for rescission of mortgage loans previously sold. These failures could also cause the filing class action lawsuits or administrative enforcement actions. Any one of these actions by investors, clients or governmental agencies could have a material adverse effect on Availent's results of operations and financial condition.

      Federal, state and local governmental authorities also regulate Availent's activities as a lender. The Truth in Lending Act and its related Regulation Z contain certain requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of mortgage loans and credit transactions. The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or martial status, among other restrictions and requirements. In instances where the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with name and address of the reporting agency. The Real Estate Settlement Procedure Act and the Debt Collection Practice Act subject Availent to filing an annual report with HUD.

      There can be no assurance that Availent will maintain compliance with these requirements in the future without additional expense, or that more restrictive local, state or federal laws, rules and regulations will not be adopted or that existing laws and regulations will not be interpreted in a more restrictive manner which would make compliance more difficult and expensive for Availent.

Availent originates mortgage loans in a few markets and the economic health of these markets affects Availent's business prospects.

      Almost all of Availent's mortgage loans are currently originated in Texas and the surrounding states. Although Availent has plans to expand out of those areas, Availent's results of operations and financial condition will be significantly affected by the general trends in the economy in Texas and the surrounding areas.

Availent's success depends on its founders, Patrick McGeeney and Michael Banes.

      Availent's business is substantially dependent on the efforts of Patrick McGeeney, Availent's President, and Michael Banes, President of Availent Mortgage. Patrick McGeeney and Michael Banes are bound by employment agreements whose terms end in 2006. Although the loss of either of them could have a material adverse effect on Availent's business, the Company has obtained key-man insurance policies in the face amount of $1,000,000 on the life of each of Messrs. McGeeney and Banes, there can be no assurance that amount would be sufficient to compensate for the loss of Messrs. McGeeney's or Banes's services.

Patrick McGeeney and Michael Banes control Availent.

      Patrick McGeeney and Michael Banes have the power to vote, after the merger, 56.1% of the Company's Common Stock. Together they will become in a position to elect or influence the election of the Company's directors and officers, to control its policies and operations and to determine the outcome of corporate transactions or other matters submitted for stockholder approval, including mergers, consolidations or other matters submitted for stockholder approval.

Availent will have provisions in its corporate charter that may inhibit a potential buyer from acquiring us.

      Availent's amended Certificate of Incorporation will authorize the issuance of Preferred Stock without stockholder approval and subject to terms and conditions determined by the Board of Directors. This power may have the effect of deterring a non-negotiated attempt to acquire control of us. For example, a series of Preferred Stock could be issued in the future that could thwart a possible take-over and operate to the significant disadvantage of holders of Common Stock by including convertibility features which are lower than the market price for the Common Stock, thus diluting the value of existing shares of Common Stock.

SeaCrest does not pay dividends on its Common Stock.

      SeaCrest presently intends to retain all of its earnings for the stability and expansion of Availent's business and does not anticipate the distribution of cash dividends in the foreseeable future. Any future decision of the Company's directors to pay cash dividends will depend, among other factors, upon Availent's earnings, financial position and cash requirement.

      Any of these factors could have a significant and adverse impact on the market price of Availent's Common Stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of Availent's Common Stock, regardless of Availent's actual operating performance.

Risks Relating to the Merger

The consideration to be paid for the acquisition of Availent was determined by SeaCrest and the management of Availent after negotiation and may not reflect any recognized criteria of value

      The consideration offered to Availent in the merger may not reflect the actual value of Availent's stock and bears no relationship to the assets, book value, earnings, net worth, or any other recognized criteria of value. Consequently, the consideration offered to Availent, which can be deemed an offering price for Availent's assets, was determined arbitrarily and solely by SeaCrest and Availent. In establishing the terms of the transaction, principals considered such matters as Availent's financial resources and the general condition of the securities markets. The exchange ratio of the merger should not, however, be considered an indication of SeaCrest's or Availent's actual value. Neither SeaCrest nor Availent obtained a fairness opinion in connection with the merger.

Certain anti-takeover features of the Company's Certificate of Incorporation and bylaws and Delaware law may have the effect of discouraging potential acquisition proposals

      Upon consummation of the merger, certain provisions of our Certificate of Incorporation and Bylaws, along with certain provisions of Delaware statutory law, could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Company's Common Stock. Such provisions also may inhibit fluctuations in the market price of the Company's Common Stock that could result from takeover attempts.

There is no market for your shares and you may not be able to sell them

      There has been no trading market for SeaCrest's Common Stock and there is no assurance that one will develop following the merger with Availent nor is there any assurance that a trading market will ever exist. Because Availent does not meet the qualifications for NASDAQ or the other national exchanges, Availent intends to apply for listing of the Common Stock on the OTC Bulletin Board. Although Availent will be applying to list our Common Stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our Common Stock. Although our director C. M. Ball has agreed to assist the Company in obtaining a market maker (a requirement for listing), there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell. You may have no more liquidity in your stock even if the Company is successful in completing the merger and getting listed on the OTC Bulletin Board. Once the Company has issued shares of its Common Stock in the merger, Availent does not know if or how our Common Stock will trade. Even if Availent is successful in being listed on the OTC Bulleting Board, the market price of the Company's Common Stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

          o the potential absence of securities analysts covering the Company and distributing research and recommendations about the Company;

          o the liquidity of our Common Stock will be low because only 7.6% of our shares will be in the hands of non-affiliates of the Company or otherwise non-restricted and such shares are not eligible for sale under exemptions from registration under the Securities Act of 1933;

          o changes in earnings estimates by securities analysts or our ability to meet those estimates;

          o the operating results and stock price performance of other comparable companies;

          o    low trading volume because so much of our stock is closely held;

          o overall stock market fluctuations; and other economic conditions generally.

                                   NAME CHANGE

      SeaCrest's Board of Directors and stockholders owning a majority of SeaCrest's outstanding shares of Common Stock determined that the corporation's name should be changed to capture the goodwill associated with that name and reflect the corporation's new business activity. With the filing of the Certificate of Amendment, the corporation's Certificate of Incorporation will be amended to change the corporation's name to Availent Financial, Inc.

                                   MANAGEMENT

      Effective May 10, 2002, two principals of Availent, Patrick McGeeney and Michael Banes, were appointed to the Board of Directors of SeaCrest and Woody Conradt was appointed Chief Financial Officer, Treasurer and Secretary of SeaCrest. Stockholders of SeaCrest owning a majority of SeaCrest's outstanding shares of Common Stock ratified the appointment of Patrick McGeeney and Michael Banes as directors of SeaCrest. The following table sets forth certain information regarding the Company's directors and executive officers after that date as well as those that are directors and principals of Availent.


       Name                Age  Position

Patrick A. McGeeney        52   Director, President and Chairman of the Board

Michael L. Banes           35   Director, President of Availent Mortgage

Donald H. Cram(1)          63   Director of Availent

George R. Schrader(1)      71   Director of Availent

Jerry L. Armstrong(1)      55   Western Regional Manager, Availent Financial

Woody Conradt              41   Chief Financial Officer, Secretary and Treasurer

Jason Thomas Nichols(1)    30   Central Regional Manager, Availent Financial

(1)      Not presently a director or officer of SeaCrest.

      Mr. C. M. Ball, age 71, who resigned as a director and all offices in May 2002, has been a private investor since his retirement in 1996.

      Patrick A. McGeeney co-founded Availent in 2000 and serves as its President and Chairman of the Board of Directors. He also serves as President of Availent Leasing. Prior to founding Availent, he was Chief Operating Officer of REALTEC Real Estate, a Dallas, Texas based franchise company that franchises real estate mortgage agencies within mortgage operations. At REALTEC, Mr. McGeeney was responsible for its operations and sales, developing REALTEC's brand identity and mortgage marketing. Prior to joining REALTEC in 1996, Mr. McGeeney owned a consulting firm counseling clients on financial services and marketing. He has spent 13 years as a marketing consultant and was with Young & Rubicam engaged in national brand marketing. He has been engaged in developing national brands for Clorox, Clorox 2, Maxwell House, Uncle Ben's Rice, National Oats Company among several others. He has also developed franchise marketing for several national companies. A graduate of Southern Methodist University, Mr. McGeeney serves on the Associate Board of the Southern Methodist University Cox School of Business.

      Michael L. Banes co-founded Availent in 2000 and serves as a director. He is also the President of Availent Mortgage. In February 2000, Mr. Banes founded Founders Mortgage, the predecessor company to Availent Mortgage. In July 1996, he joined REALTEC Real Estate, a Dallas, Texas based real estate/mortgage office franchisor and served as the Vice President of Mortgage Operations. Prior to joining REALTEC in 1996, Mr. Banes was the sole proprietor of two Chick-fil-A restaurants. He also held a Series 7 Securities license.

      Donald H. Cram became an advisory director of Availent in November, 2001. He retired as a mortgage banker in 1994. Upon his retirement, he was chairman of Cram Mortgage, a one billion dollar home loan servicing corporation. Since his retirement he has acted as an independent consultant, principally in the mortgage banking industry. Mr. Cram is the past director of the Texas Mortgage Bankers Association and former Chairman of the Fort Worth, Texas, City Planning Commission. He has also served as a director for J. P. Morgan Chase Bank of Fort Worth and of Magnolia Media Group.

      George R. Schrader became an advisory director of Availent in January 2001. For the last five years he has been a named member of Schrader & Cline, LLC, a financial and governmental management consulting firm. From 1983 to 1993, he was a principal of Schrader Investment Company whose activities paralleled those of Schrader & Cline, LLC. From 1972 to 1981, Mr. Schrader was City Manager for the city of Dallas, Texas. Since 1984, he has been a member of the Board of Directors of Overhill Corp., an American Stock Exchange listed company. For more than ten years, he served on the Board of Directors of Deutsch Bankers Trust Company Southwest, an investment banking firm providing financial services to state and local governments.

      Jerry L. Armstrong joined Availent in March 2002 and is Availent Financial's Western Regional Manager. In October 1996, Mr. Armstrong founded Charter Financial, a Southern California Mortgage Bank and Mortgage Broker. Mr. Armstrong has several years experience in commercial real estate development, retail mortgage lending, the management and training of sale representatives engaged in financial services and telephone franchising.

      Woody Conradt joined the Company in May 2002 and serves as the Company's Chief Financial Officer, Secretary and Treasurer. From August 1996 until joining the Company, Mr. Conradt was Chief Financial Officer, Secretary and Treasurer of Telsco Industries, Inc., a Dallas Texas based international manufacturer of commercial and residential irrigation systems and high-compression gas and pipeline fittings. Mr. Conradt is a Certified Public Accountant, working in public accounting for five years with Price Waterhouse.

      Jason Thomas Nichols joined Availent in October 2001 where he is Regional Manager of Availent Financial's Central Region. Prior to joining Availent Mortgage, Mr. Nichols was a financial advisor with Hibernia Investments, LLC, a firm he joined in June 1999 and where he managed over 500 clients and advised clients for six local branches. Prior to his engagement with Hibernia Investments, LLC, Mr. Nichols was a financial advisor with Morgan Keegan, an investment banker.

                             EXECUTIVE COMPENSATION

      No director or officer of SeaCrest received compensation for service to SeaCrest.

      The following table sets forth the compensation paid to the Availent's Chief Executive Officer and other executive officers who earned more than $100,000 in 2001 (the "Named Executive Officers") for services rendered to the Company in all capacities for the three fiscal years ended December 31, 2001.



                           Summary Compensation Table

      Name and                                           Annual Compensation             All Other
Principal Position             Fiscal Year             Salary           Bonus           Compensation

C. M. Ball                          2001            $      -               -                  -
Chief Executive Officer             2000                   -               -                  -
                                    1999                   -               -                  -

Patrick McGeeney (1)                2001            $150,404               -                  -
President, Availent Financial

Michael Banes (1)                   2001            $150,404               -                  -
President, Availent Mortgage

------------
(1) Of Messrs. McGeeney's and Banes's compensation for 2001, $43,004 has been deferred.

      Availent has entered into employment agreements with Messrs. McGeeney, Banes, Conradt, Armstrong and Nichols. Each employment agreement is for a period of five years. Messrs. McGeeney's and Banes's agreements commenced on February 1, 2001 and the compensation is the same. For the first twelve months of the term, each's salary is $165,000, increasing to $190,000, $275,000, $350,000, and
$425,000 in each successive year of service. In addition, each will be paid quarterly a bonus equally to 5% of Availent's pre-tax gross profits, as defined. The calculation of gross profits deducts general and administrative expenses.

      The term of Mr. Conradt's employment agreement began on May 6, 2002, and pays Mr. Conradt $129,200 on an annual basis for the first three months of agreement's term. After three months, Mr. Conradt's compensation is increased to $144,200 per year for the balance of his first year of employment. The contract's compensation increases to $169,200 in the contract's second year with an increase in base compensation of at least 10% for each year thereafter. Mr. Conradt has been granted warrants to acquire 40,000 shares of SeaCrest (after the one-for-two reverse stock split) annually during the term of his employment beginning after the first year of employment. The exercise price for such shares is $0.50 per share.

      The term of Mr. Armstrong's employment began on March 13, 2002, and sets the salary of Mr. Armstrong at $6,000 per month of which $3,000 per month is deferred until the Company completes a public offering. In addition, he will receive a bonus based upon production volume in his region. The agreement also grants Mr. Armstrong the right to acquire 60,000 shares of SeaCrest (after the one-for-two reverse stock split) annually during the term of his employment beginning after the first year of employment. The exercise price for such shares is $0.50 per share.

      The term of Mr. Nichols's contract began on January 15, 2002, and set the salary of Mr. Nichols at $6,000 per month. In addition, he will receive a bonus based upon production volume in his region. The agreement also grants Mr. Nichols the right to acquire 60,000 shares 000 shares of SeaCrest (after the one-for-two reverse stock split) annually during the term of his employment beginning after the first year of employment. The exercise price for such shares is $0.50 per share.


Stock Option Plan

      Availent does not have a stock option plan. It has granted warrants to acquire a total of 3,019,330 shares of SeaCrest (after the one-for-two reverse stock split) common stock of which warrants to purchase 1,587,217 have been granted to employees. The following table summarizes the warrants granted to certain named executives:



                                            Number of     Percent of     Exercise or     Expiration
                                            Securities      options      base price         date
                                            Underlying    granted to       ($/Sh)
                                          Options granted  employees
                                                           In fiscal
                                                             Year

Jerry Armstrong                               397,443          11.2%        $0.50             2012
Jason Nichols                                 449,773          14.9%        $0.50             2012
Woody Conradt                                 200,000           6.6%        $0.50             2012


      Messrs. Armstrong and Nichols have been granted warrants to purchase 37,444 and 149,773 shares, each post split warrants, upon completion of the merger. Messrs. Armstrong , Nichols and Conradt may exercise 60,000, 60,000, and 40,000 shares, respectively, annually commencing in 2003.

Director Remuneration

      Each of Availent's outside directors have received a warrant to purchase 22,466 shares of Common Stock. The directors do not currently receive any other compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In February 2002 Availent entered into a bridge loan agreement in the amount of $500,000 with Bergstrom Investment Management, L.L.C. Patrick McGeeney and his spouse, Michele McGeeney, have personally guaranteed this loan. Michele McGeeney has also pledged an annuity securing the same bridge loan agreement. As compensation for securing this loan she was paid $25,000 on the date of the loan's closing and will be paid an additional 5% of the principal amount of the loan outstanding if it is not repaid within 180 days of the date of the loan. She is also paid monthly an amount equal to .25% of the principal amount outstanding on the loan at the time the lender is paid interest. She has received warrants to purchase 50,000 shares of Common Stock within thirty days after the closing of the merger of SeaCrest with Availent as well as the right to receive 200,000 shares of SeaCrest (before the one-for-two reverse stock split) upon the payment of Availent's obligation to Bergstrom Investment Management, L.L.C.

      On February 1, 2001, Michele McGeeney loaned Availent $290,000. The loan matured on January 31, 2002, and paid 13.8% interest per year, payable in advance. The note was renewed on February 1, 2002, and the renewed note matures on January 31, 2003. The renewed note has the same interest rate and interest on the renewed note was also paid in advance.

      In November 2001 Patrick McGeeney and Michael Banes loaned Availent $35,000 and $30,000, respectively. The loans have an interest rate of 15%, mature no later than December 31, 2002, but are payable upon demand. Further, Messrs McGeeney and Banes will receive 5,400 and 4,600 shares (before the reverse stock split) of the Company's stock following the merger.

      In addition, as of August 1, 2002, Michele McGeeney had loaned Availent another $250,000 with interest at 15% and 12 points paid in advance. The loans mature in January 2003. In July 2002 Patrick McGeeney and Michael Banes loaned the Company $40,000 and $13,300, respectively, with interest at 15% and 5 points, the points being payable at maturity, in December, 2002. The points were not paid in advance. In August 2002 Michael Banes loaned Availent $95,000 with interest at 15% with twelve additional points payable at maturity on October 25, 2002.

      In early 2002, Michele McGeeney and Michael Banes converted Preferred Stock of Availent owned by each into Availent Common Stock. In connection with that conversion, Ms. McGeeney and Mr. Banes were paid 120,400 shares (before the reverse stock split) and 119,600 shares (before the reverse stock split), respectively, of SeaCrest Common Stock.


      In connection with the merger, Mr. Ball acquired shares of Availent Common Stock which will result in the issuance to him of 7,000,000 shares (post merger) of Common Stock. Mr. Ball arranged for the pledge of securities securing the $500,000 bridge loan referred to above as well as the loan of 733,390 shares of Common Stock owned by him of a publicly held entity traded on the bulletin board, Advance Technologies, Inc., to assist in the capitalization of Availent pending the completion of an equity placement by the Company.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      SeaCrest has not transacted business since February 1984, and since that time, the registrant has sought to acquire operating assets through the issuance of common stock. SeaCrest lacks assets, has no liabilities and as of October 1, 2002 had 12,484,689 shares of common stock, par value $0.01 per share issued and outstanding, a capital structure that has existed since at least 1996.

      SeaCrest's last operations ended in 1984. In 1997 SeaCrest attempted to reorganize as a Nevada corporation and acquire assets through a merger. In mid-1998 that reorganization and attempted merger were abandoned. SeaCrest did not incur expenses in connection with the 1997 and 1998 activities. Any expenses incurred since 1997, essentially the cost of keeping SeaCrest as an active Delaware corporation, have been assumed by C. M. Ball without reimbursement or expense from SeaCrest, reimbursement that C. M. Ball will not seek from SeaCrest.

      The accounting treatment for the acquisition of Availent by SeaCrest will be treated as a reverse merger, that is, as though Availent acquired SeaCrest.

      Management anticipates that the merger of SeaCrest and Availent will be completed October 2002. Following completion of the merger, the management plans to complete an equity placement of its common stock to raise up to $8,000,000. The purpose of this equity offering is four fold: to pay debt, to fund opening of offices of Availent on a national level, to develop corporate operational infrastructure for mortgage loan originator support and to provide capital reserves to establish lines of credit to fund the closing of mortgage loans.

Availent Operations

      Availent began originating mortgage loans in the second quarter of calendar 2001. The following table sets forth the quarterly production volumes since that date:

                          Q2               Q3                Q4                Q1               Q2
                         2001             2001              2001              2002             2002
Number of Loans           16               31                37                23               39
Total Value of Loans $1,657,367        $3,289,188       $4,781,279        $1,957,357       $6,420,710

      The total number of loans generated for each of the above periods reflects the start-up nature of Availent's business with the number of loans increasing from quarter to quarter with the exception of the period from the fourth quarter of 2001 to the first quarter of 2002, a decline that Availent's management attributes to seasonality in the industry with mortgage loan applications generally declining in the winter.

Year Ended December 31, 2001

     Availent's operations began in February 2001, during which time Availent lost, prior to an unrealized gain on securities of $285,983, $645,303. This loss reflects the startup costs in establishing Availent's business, particularly in establishing its limited liability partnerships. Although Availent was able to generate $239,294 in revenues during this period, funds totaling $214,800 paid to Messrs. McGeeney and Banes were treated as loans rather than compensation expense.

Six Months Ended June 30, 2002

      In the first six months, 2002, Availent began a growth and capital raising phase of its development. The Company lost $1,004,167 prior to an unrealized loss of $593,956 in securities. The comparable period in 2001 resulted in a loss of $227,082. Availent generated $158,141 in revenues during this period and $42,512 for the comparable period in 2001. The company expensed all salaries due and payable to Messrs. McGeeney and Banes during this period.

Liquidity and Capital Resources


      To gain assets for Availent Mortgage, Availent arranged for the loan to it of 733,000 shares of a publicly held entity, Advance Technology, Inc. Following the loan to Availent, these shares were contributed to Availent Mortgage, a wholly-owned subsidiary. At January 1, 2003, Availent can, at its option, return these shares to the lender, C. M. Ball, or purchase them for $373,978. The agreement with the lender originally anticipated the election to be made in October, 2002, but was subsequently extended to January 1, 2003. The $373,978 was accrued as a liability on Availent's balance sheet on the date the transaction was entered into. For the year ended December 31, 2001, Availent recognized an unrealized gain on these securities of $285,983. This gain became an unrealized loss of $593,956 at the end of the second quarter of 2002.


      Availent's liquidity has principally been provided through borrowings which amounted to $1,049,676 at December 31, 2001. At June 30, 2002, the amount of the debt had increased to $1,881,253. During the period ended December 31, 2001, Availent issued $200,000 in preferred stock which, subsequent to December 31, 2001, has been converted to common stock.

      The majority of the increase in indebtedness in the first quarter of 2002 occurred through a loan to Availent by Bergstrom Investment Management, L.L.C. in the amount of $500,000. Of this amount Availent paid $250,000 for the acquisition of SeaCrest. The note bears an interest rate of 12% and matures December 1, 2002. For $7,500, Availent may extend this loan for one year. The loan may be prepaid and no principal is due until maturity. Interest is payable monthly. This loan is secured by the personal guarantees of Michele and Pat

McGeeney, an annuity owned by Michele McGeeney, and by a pledge of 500,000 shares of SeaCrest Common Stock.

      Availent continues to fund losses through borrowings. A bank has loaned Availent a total of $50,000. Several individuals have loaned Availent money, including principals of Availent. See "Certain Relationships and Related Transactions." Availent may seek up to $500,000 in similarly structured debt pending the closing of an offering of up to $8,000,000.

      Availent's plan of operation contemplates a $8,000,000 equity placement immediately upon the completion of this merger which Availent's management believes will be sufficient to fund its growth for a period of at least one year following that offering's close. Availent will continue to expand its affiliated limited partnerships in anticipation of this funding.


      In August 2002 Availent entered an agreement with a commercial lender to provide a warehouse line of credit. The warehouse line of credit contemplates an interest rate of LIBOR plus 4.0% or Fed Funds rate plus 4.0%, whichever is greater, and a transaction fee of $100 per mortgage loan depending on the type of mortgage loan funded. The agreement requires a net worth of Availent's wholly-owned subsidiary, Availent Mortgage, of at least $600,000, which was met at December 31, 2001, and combined tangible net worth of Availent Mortgage and all guarantors, Messrs. McGeeney and Banes, of at least $3,500,000. Despite not having a minimum net worth of $600,000, the net worth that Availent Mortgage is required to maintain, or a formal waiver from the lender, in October 2002 this lender began to fund mortgages under this contract. This warehouse line of credit is to be guaranteed by Patrick McGeeney, Michele McGeeney, Michael Banes and Mr. Banes's spouse and permits Availent to fund mortgage loans prior to the mortgage loan being sold to investors. Availent Mortgage anticipates achieving the minimum net worth requirement of $600,000 before the end of 2002.


      Availent's plan is to have sufficient liquid resources following its equity placement. It anticipates operating losses to extend into the first half of 2003 while it expands its operations through partnerships. The balance of the proceeds from its equity offering will be used to support warehouse lending which often require liquid cash reserves held in support of mortgage lending pending a mortgage loan's resale. Availent's management anticipates that all of its liquid resources will be used in that manner and any investments will be in short term, highly secure investements.

      The failure to complete the equity placement will have a material adverse effect on Availent, and such failure could result in Availent ceasing operations.

                      ADDITIONAL AND AVAILABLE INFORMATION

      The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           COMPANY CONTACT INFORMATION

      All inquiries regarding the Company should be addressed to the Company's principal executive offices: SeaCrest Industries Corporation

      2720 Stemmons Freeway
      South Tower, Suite 600
      Dallas, TX 75207

      By order of the Board of Directors:



      /s/ Patrick McGeeney

      President and Chief Executive Officer

                          AVAILENT FINANCIAL, INC. AND
                                  SUBSIDIARIES

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                          FOR THE PERIOD FROM INCEPTION
                             (FEBRUARY 15, 2001) TO
                                DECEMBER 31, 2001

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES



                                TABLE OF CONTENTS



CONSOLIDATED FINANCIAL STATEMENTS

       Consolidated Balance Sheet............................................2

       Consolidated Statement of Income and Comprehensive Income.............4

       Consolidated Statement of Stockholders' Equity........................5

       Consolidated Statement of Cash Flows..................................6

       Notes to Consolidated Financial Statements............................7

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Availent Financial, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Availent Financial, Inc. and Subsidiaries as of December 31, 2001 and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the period from inception (February 15, 2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Availent Financial, Inc. and Subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the period from inception (February 15, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the financial statements, the accompanying financial statements have been restated to correct an error resulting primarily in an overstatement of intangible assets.


/s/ Gainer, Donnelly & Desroches, L.C.



Gainer, Donnelly & Desroches, L.C.
Houston, Texas
March 6, 2002
(except for Note 4, as to
which the date is August 22, 2002)

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                     ASSETS

CURRENT ASSETS:
     Cash and Cash Equivalents                                                                   $         4,588
     Marketable Securities                                                                               659,961
     Advances to Stockholders (Non-Interest Bearing)                                                     214,800
                                                                                                   -------------

         Total Current Assets                                                                            879,349
                                                                                                 ---------------

PROPERTY AND EQUIPMENT:
     Furniture and Fixtures                                                                               20,300
     Office Equipment                                                                                     43,334
     Lease Improvements                                                                                   10,480
     Less: Accumulated Depreciation                                                                      (11,858)
                                                                                                   --------------

     Net Property and Equipment                                                                           62,256
                                                                                                   -------------

OTHER ASSETS:
     Deposits                                                                                              2,400
     Customer Lists, Net                                                                                  63,333
     Licensing Agreements, Net                                                                            20,000
                                                                                                   -------------

     Total Other Assets                                                                                   85,733
                                                                                                   -------------

TOTAL ASSETS                                                                                     $     1,027,338
                                                                                                  ==============




                                      2
                            See accompanying notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2001


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts Payable                                                                            $        30,348
     Accrued Liabilities                                                                                  61,775
     Line of Credit                                                                                       50,000
     Current Portion of Capital Lease Obligation                                                           4,409
     Notes Payable                                                                                     1,049,676
                                                                                                   -------------


     Total Current Liabilities                                                                         1,196,208
                                                                                                   -------------

LONG-TERM LIABILITIES:
     Capital Lease Obligation, Net of Current Portion                                                      5,622
                                                                                                   -------------

MINORITY INTEREST                                                                                        (30,461)
                                                                                                   --------------

STOCKHOLDER'S EQUITY:
     Preferred Stock, $1.00 Par Value;
         200,000 Shares Authorized, Issued and Outstanding                                               200,000
     Common Stock, $0.01 Par Value;
         1,000,000 Shares Authorized; 529,910 Shares
         Issued and Outstanding                                                                            5,299
     Additional Paid-in Capital                                                                            9,990
     Net Unrealized Gains On Securities                                                                  285,983
     Retained Earnings                                                                                  (645,303)
                                                                                                   --------------

     Total Stockholders' Equity                                                                         (144,031)
                                                                                                   --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $     1,027,338
                                                                                                  ==============






                                      3
                            See accompanying notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 15, 2001) TO DECEMBER 31, 2001


REVENUES                                                                                         $       239,294

COST OF REVENUES:
     Advertising and Publications                                                                         18,180
     Delivery                                                                                             10,873
     Financial Fees                                                                                       41,918
     Licenses and Other Fees                                                                               7,093
     Wages and Salaries                                                                                   31,804
                                                                                                   -------------

         Total Cost of Revenues                                                                          109,868
                                                                                                   -------------

GROSS PROFIT                                                                                             129,426

OPERATING EXPENSES:
     Amortization                                                                                         16,667
     Depreciation                                                                                         11,858
     Insurance                                                                                            29,254
     Lease Expense                                                                                        28,737
     Office Supplies                                                                                      58,476
     Miscellaneous Expense                                                                                 8,863
     Professional Fees                                                                                   221,654
     Repairs and Maintenance                                                                              17,449
     Taxes                                                                                                 5,395
     Telecommunications                                                                                   19,851
     Travel, Meals and Entertainment                                                                      50,852
     Wages and Salaries                                                                                  272,191
                                                                                                   -------------

         Total Operating Expenses                                                                        741,247
                                                                                                   -------------

LOSS BEFORE INTEREST EXPENSE                                                                            (611,821)

INTEREST EXPENSE                                                                                         (67,943)
                                                                                                   --------------

LOSS BEFORE MINORITY INTEREST                                                                           (679,764)

MINORITY INTEREST                                                                                         34,461
                                                                                                   -------------

NET LOSS                                                                                                (645,303)

NET UNREALIZED GAINS ON SECURITIES                                                                       285,983
                                                                                                   -------------

COMPREHENSIVE INCOME (LOSS)                                                                      $      (359,320)
                                                                                                  ==============

LOSS PER COMMON SHARE
     Basic                                                                                       $         (1.29)
                                                                                                  ===============
     Diluted                                                                                     $         (1.29)
                                                                                                  ===============



                                       4
                            See accompanying notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 15, 2001) TO DECEMBER 31, 2001

                                                                                 Net
                                                             Additional      Unrealized
                                Preferred       Common        Paid-in         Gains on       Retained
                                  Stock          Stock         Capital       Securities      Earnings      Total
                              ------------- --------------  --------------   -----------   ------------ -----------
Balance, Beginning
   of Period                 $          -   $           -    $         -   $          -   $        -    $         -

   Issuance of
     Preferred Stock               200,000              -              -              -            -        200,000


   Sale of Common Stock                 -            5,299          9,990             -            -         15,289

   Net Unrealized Gains
     on Securities                      -               -              -         285,983           -        285,983

   Net Loss                             -               -              -              -      (645,303)     (645,303)
                               -----------    ------------    -----------    -----------   ----------   -----------

Balance, End of Period       $     200,000  $        5,299   $      9,990  $     285,983  $  (645,303)  $  (144,031)
                              ============   =============    ===========   ============   ==========    ==========




                                      5
                            See accompanying notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 15, 2001) TO DECEMBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                                                      $      (645,303)
   Adjustments to Reconcile Net Income to Net Cash
   Used in Operating Activities
     Amortization                                                                                         16,667
     Depreciation                                                                                         11,858
     Noncash Professional Fees                                                                            60,234
     Minority Interest in Loss of Limited Partnerships                                                   (34,461)
   (Increase) Decrease In:
     Deposits                                                                                             (2,400)
   Increase (Decrease) In:
     Accounts Payable                                                                                     30,348
     Accrued Liabilities                                                                                  61,775
                                                                                                   -------------

   Net Cash Used in Operating Activities                                                                (501,282)
                                                                                                   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Property and Equipment                                                                    (16,369)
                                                                                                   --------------

     Net Cash Used in Investing Activities                                                               (16,369)
                                                                                                   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net Borrowings on Line of Credit                                                                       50,000
   Proceeds from Notes Payable                                                                           675,698
   Payments on Capital Lease Obligation                                                                   (2,659)
   Advances to Stockholders                                                                             (214,800)
   Contributed Capital from Limited Partnerships - Minority Interest                                       4,000
   Issuance of Common Stock                                                                               10,000
                                                                                                   -------------

     Net Cash Provided by Financing Activities                                                           522,239
                                                                                                   -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                  4,588

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                                -
                                                                                                   -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                         $         4,588
                                                                                                  ==============


SUPPLEMENTAL DISCLOSURES:
   Interest Paid                                                                                 $         8,905
                                                                                                  ==============



                                      6
                            See accompanying notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Availent Financial, Inc. (collectively with its subsidiaries, the "Company") was incorporated in the state of Texas in December, 2000. The Company wholly owns the following subsidiaries: Availent Mortgage, Inc. and Subsidiaries (Mortgage) and Availent Leasing, Inc. (Leasing).

Availent Mortgage, Inc. was incorporated in the state of Texas in December, 2000 and originates single-family residential mortgage loans in Texas and the Southwestern United States. As of December 31, 2001, Mortgage has a majority interest in seven limited liability partnerships that secure mortgages which are processed by Mortgage. Mortgage accounts for its investments in these partnerships utilizing the consolidated method of accounting.

Availent Leasing, Inc. purchases and, subsequently, leases computer and related equipment to affiliated partnerships.

Basis of Accounting

The Company maintains its records and the accompanying consolidated financial statements have been prepared on the accrual basis of accounting.

Principles of Consolidation

The consolidated financial statements include the accounts of Availent Financial, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Financial Instruments

The Company's financial instruments (primarily cash and cash equivalents, loans held for sale, receivables, and payables) are carried in the accompanying consolidated financial statements at amounts that reasonably approximate fair value.


Account Receivables

Account receivables represent amounts owned to the Company as of December 31, 2001. An allowance is established for accounts whose collection is uncertain. At December 31, 2001, there were no accounts receivable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over three to seven years while accelerated methods are used for income tax purposes. Depreciation expense for the period ended December 31, 2001 totaled $11,858.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Property and Equipment - Continued

Expenditures for additions, major renewals, and betterments are capitalized and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition


At the present time, loans are negotiated for sale with permanent investors prior to the closing of the loan. So no mortgages are held for sale. As of December 31, 2001 the Company has no correspondent relationship with any financial institution. Gains on sales of loans are recognized at the loan closing which corresponds to the sale date. Commitment fees, points and premium fees are earned and recognized as revenue when the loans are closed and sold to these permanent investors.

Fees received from borrowers to reimburse the lender for the costs of specific loan origination services performed by third parties, such as appraisal fees, are recognized as revenue when the services have been performed. The related costs of the third parties (approximately 14%) and employees' payroll and fringe benefit costs are included in Cost of Revenues. All other lending-related costs are included in operating expenses as incurred.


Advertising Costs

All costs related to advertising are expensed in the period incurred. Total advertising expense for the period ended December 31, 2001 was $14,932.


NOTE 2 - CASH CONCENTRATION

At various times throughout the year, the Company may maintain bank deposits in excess of FDIC insurance limits of $100,000.


NOTE 3 - MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" with the Company's securities classified as available-for-sale. Available-for-sale securities are recorded at fair value with the change in fair value during the year excluded from earning and recorded net of tax as a component of other comprehensive income. Realized gains and losses are determined by specific identification and are charged or credited to earnings.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - MARKETABLE SECURITIES - CONTINUED

Marketable securities are summarized as follows at December 31, 2001:

                                                                              Gross                     Fair
                                                                           Unrealized                  Market
                                                                              Gains                     Value
                                                                         -------------             -------------

       Equity Securities                                               $       285,983           $       659,961
                                                                         =============             =============


The Company's portfolio as of December 31, 2001 consists of one security, Advance Technologies, Inc. SFAS 115 requires that available-for-sale securities be reported at their fair market value based on the over the counter price at the end of the year. This security was acquired through a note payable valued at an amount equal to the fair market value of the security at the date of acquisition (i.e., $373,978). Effective October 2002, the Company may either return the security, pay the outstanding note of $373,978, or extend the transaction date for an additional period of time.


NOTE 4 - CUSTOMER LISTS AND LICENSING AGREEMENTS

Intangible assets consist of certain customer lists and licensing agreements and are being amortized over a five-year period. Such assets were capitalized at amounts which approximate the predecessor's cost. Amortization expense for the period ended December 31, 2001 totaled $16,667.

The accompanying financial statements have been restated from previously issued financial statements (dated March 6, 2002) to correct an error resulting primarily in an overstatement of intangible assets. The effect of the restatement was to decrease net income by $131,780.




NOTE 5 - NOTES PAYABLE

Notes payable consist of the following at December 31, 2001:
                                                                    2001
                                                                -----------

       Individuals (1 note, interest rate at 0%,
         due in years to October, 2002)                       $     373,978

       Stockholders (6 notes, interest rate ranging from
         13.8% to 19%, due in years to January, 2003)               500,000

       Officers (9 notes, interest rate ranging from 12% to
         15%, due in years to December 2002)                        175,698
                                                                -----------

                  Total                                       $   1,049,676
                                                                ===========

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 5    NOTES PAYABLE   CONTINUED

None of the notes to individuals are related parties.

Notes payable are unsecured, bear interest at varying rates and are due on demand. Interest expense on these notes totaled $67,943 for the period ended December 31, 2001 and accrued interest expense of $59,038 is included in accrued liabilities in the accompanying financial statements.


NOTE 6 - LINE OF CREDIT

Under the terms of a line of credit agreement with Inwood National Bank, the Company may borrow up to $50,000. Interest on outstanding principal amounts is calculated based at a 9% interest rate and is payable monthly. The line matures in March of 2002. The outstanding principal balance at December 31, 2001 was $50,000. The credit facility is secured by the Company's equipment and furniture and fixtures.



NOTE 7 - CAPITAL LEASE

The Company is the lessee of computers under a capital lease that expires in 2004. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments. The asset is depreciated over the related lease term, which approximates the estimated productive life. Depreciation expense on these assets totaled $3,525 for the year ended December 31, 2001 and is included in depreciation expense in the accompanying financial statements.


The following is a summary of future minimum lease payments during the next three years:


         Year Ending
        December 31,

            2002                                                                                 $         5,727
            2003                                                                                           5,286
            2004                                                                                             881
                                                                                                   -------------

                                                                                                          11,894

         Less: Interest Included in Lease Payments                                                        (1,863)
                                                                                                   -------------

         Net Present Value of Future Minimum Lease Payments                                               10,031

         Less:  Current Maturities                                                                        (4,409)
                                                                                                   -------------

         Long-Term Portion                                                                       $         5,622
                                                                                                   =============

NOTE 8 - INCOME TAXES

The Company accounts for income tax in accordance with SFAS No. 109. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When management determines that it is likely that a deferred tax asset will not be realized, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files a consolidated federal tax return with Mortgage and Leasing and records its share of the consolidated federal tax provision on a separate return basis. The Company's income tax provision for the period ended December 31, 2001, consists of the following:

         Current Tax Expense                                 $           ---
         Deferred Tax Benefit                                            ---
                                                               -------------

         Total                                               $           ---
                                                               =============

As of December 31, 2001, the Company has available approximately $30,000 of unused net operating loss carry forwards that may be applied against future taxable income and that expire in various years to 2021. The Company's net operating loss generated a deferred tax benefit of approximately $9,600; however, due to the uncertainty of its ultimate recognition, a valuation allowance has been established equal to the benefit.

The difference between the loss from operations and the tax loss carry forward results primarily from recognition of equity losses of subsidiaries and certain professional fees for financial reporting purposes but not for tax purposes.


NOTE 9 - SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

         Contribution of Marketable Securities for a Note Payable to Sonny Ball                  $       373,978
                                                                                                   =============

         Contribution of Furniture and Fixtures from Mike Banes and Pat McGeeney                 $        45,055
                                                                                                   =============

         Preferred Stock Issued for Intangible Assets                                            $       100,000
                                                                                                   =============

         Equipment Acquired under Capital Lease Obligations                                      $        12,690
                                                                                                   =============


NOTE 10 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2001, the Company engaged in various transactions with certain affiliates. Under informal arrangements, transactions between these entities generated charges primarily general and administrative, including certain leasing charges, expenses. During 2001, net charges between these companies totaled approximately $124,500. These balances are eliminated in consolidation.

Mortgage has a majority interest in seven Limited Liability Partnerships (the Partnerships). These Partnerships secure mortgages that are processed by Mortgage. For this service, Mortgage is paid a processing fee which totaled $10,750 for the period ended December 31, 2001.

Mortgage also receives the required RESPA management fee from these Partnerships. This is calculated as 1% of the Partnerships' revenue. The RESPA management fee was $1,853 for the year ended December 31, 2001.

During the year, stockholders received advances totaling $214,800. Such advances bear no rate of interest and are due on demand. Advances were to Patrick McGeeney, President, for $107,400 and Michael Banes, Corporate Secretary, for $107,400.

NOTE 11 - CONTINGENCY

For the period from inception to date, the Company has incurred significant operating losses and, at times, has experienced cash flow constraints. Operating losses are projected through 2002. The cash flow restrictions have been mitigated by additional contributions of capital by new and existing shareholders of the Company and by financing provided through certain credit arrangements. However, the effect of such operating losses and constraints and the long-term impact on the Company's operations and financial condition is unknown.


NOTE 12 - EMPLOYEE SAVINGS PLAN

The Company provides a qualified employee savings plan (the Plan) for its employees. Participation in the Plan is open to all employees who have reached the age of 21 and completed one year of service, as defined in the Plan. Employee contributions to the Plan qualify for tax deferred status under the provision of Section 401(k) of the Code.

The Company may, at the discretion of the board of directors, provide discretionary contributions based on a percentage of an employee's compensation, as defined in the Plan. Total contributions based on a percentage of an employee's compensation, as defined in the Plan. No contributions were made by the Company for the period ended December 31, 2001.


NOTE 13 - EARNINGS PER SHARE

The following is the calculation for the earnings per share and diluted earnings per share.


                                                                                  Weighted
                                                                                   Average
                                                                    Income         Shares        Per Share
                                                                  (Numerator)   (Denominator)     Amount

Basic EPS                                                         $(645,303)       500,094         $(1.29)
                                                                    =======        =======           =====

Diluted EPS                                                       $(645,303)       500,094         $(1.29)
                                                                    =======        =======           =====

NOTE 14 - OPERATING LEASES

The Company leases office space under an operating lease that expires in February 2004. Rent expense for the period ended December 31, 2001 was $20,008.

At December 31, 2001, future minimum rental payments required under this lease were as follows:

         Year Ending
       December 31,

            2002                                       $        29,447
            2003                                                34,801
            2004                                                 4,350
                                                         -------------

      Total                                            $        68,598
                                                         =============


NOTE 15 - SUBSEQUENT EVENT

In March of 2002, the Company negotiated and obtained a $500,000 loan. Proceeds totaling $250,000 were subsequently used to pay certain professional fees in connection with the proposed acquisition of a "public shell" company with which Availent Financial, Inc. and Subsidiaries may ultimately merge. This activity would facilitate an anticipated public offering in 2002. The remaining proceeds will be used for operating purposes.


NOTE 16 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets," was recently issued and addresses goodwill and other intangible assets. The adoption of this pronouncement will not have a material effect on the financial position and results of operations of the Company.

Statement of Financial Accounting Standards No. 144 (SFAS No. 144), "Accounting for the Impairment or Disposal of Long-Lived Assets;" is effective for fiscal years beginning after December 15, 2001. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At the date of adoption of this standard, the impact on the financial position and results of operations of the Company was not material.

                          AVAILENT FINANCIAL, INC. AND
                                  SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 2002 AND 2001

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES



                                TABLE OF CONTENTS




CONSOLIDATED FINANCIAL STATEMENTS

       Consolidated Balance Sheets...........................................1

       Consolidated Statements of Income and Comprehensive Income............3

       Consolidated Statements of Cash Flows.................................5

       Notes to Consolidated Financial Statements............................6

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2002 AND 2001






                                     ASSETS



                                                                              2002                      2001
                                                                       -----------------         ------------------

CURRENT ASSETS:
   Cash and Cash Equivalents                                           $             200         $           16,968
   Other Receivables                                                                   -                     55,799
   Marketable Securities                                                          66,005                          -
   Prepaid Expenses                                                               48,209                          -
   Advances to Stockholders (Non-Interest Bearing)                               214,800                    114,800
                                                                        ----------------            ---------------


     Total Current Assets                                                        329,214                    187,567
                                                                        ----------------            ---------------

PROPERTY AND EQUIPMENT:
   Furniture and Fixtures                                                         22,800                     20,300
   Office Equipment                                                               53,647                     34,969
   Leasehold Improvements                                                         21,530                     10,480
   Less:  Accumulated Depreciation                                               (19,992)                    (2,174)
                                                                        ----------------            ---------------

     Net Property and Equipment                                                   77,985                     63,575
                                                                        ----------------            ---------------

OTHER ASSETS:
   Deposits                                                                        2,872                      2,400
   Customer Lists, Net                                                            55,733                     70,933
   Licensing Agreements, Net                                                      17,600                     22,400
                                                                        ----------------            ---------------

     Total Other Assets                                                           76,205                     95,733
                                                                        ----------------            ---------------

TOTAL ASSETS                                                           $         483,404         $          346,875
                                                                        ================          =================




                             See Accompanying Notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             JUNE 30, 2002 AND 2001


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                              2002                      2001
                                                                       -----------------         ------------------

CURRENT LIABILITIES:
   Accounts Payable                                                    $         204,748           $         26,500
   Accrued Liabilities                                                           110,358                     30,464
   Line of Credit                                                                 50,000                     25,000
   Current Portion of Capital Lease Obligations                                    4,359                      3,799
   Notes Payable                                                               1,881,253                    290,000
                                                                        ----------------            ---------------


     Total Current Liabilities                                                 2,250,718                    375,763
                                                                        ----------------            ---------------

LONG-TERM LIABILITIES:
   Capital Lease Obligations, Net of Current Portion                               3,726                      7,747
                                                                        ----------------            ---------------

MINORITY INTEREST                                                                 (5,142)                   (14,553)
                                                                        -----------------           ---------------

STOCKHOLDERS' EQUITY:
   Preferred Stock, $1.00 Par Value;
     200,000 Shares Authorized, Issued and Outstanding                                 -                    200,000
   Common Stock, $0.01 Par Value;
     1,000,000 Shares Authorized; 727,803 Shares
     Issued and Outstanding                                                        7,278                      5,000
   Additional Paid-in Capital                                                    184,267                          -
   Net Unrealized Losses on Securities                                          (307,973)                         -
   Retained Earnings                                                          (1,649,470)                  (227,082)
                                                                        -----------------           ---------------

     Total Stockholders' Equity                                               (1,765,898)                   (22,082)
                                                                        -----------------           ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $         483,404           $        346,875
                                                                        ================            ===============


                             See Accompanying Notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                  (Unaudited)

                                                                              2002                      2001
                                                                       -----------------         ------------------


REVENUES                                                               $         158,141           $         42,512

COST OF REVENUES:
   Delivery                                                                        7,239                      1,934
   Financial Fees                                                                  7,986                     10,853
   Appraisals                                                                     20,572                          -
   Credit Application Services                                                     6,224                          -
   Automated Underwriting                                                          1,891                          -
   HUD Fees                                                                        1,413                          -
   Licenses and Other Fees                                                         4,576                      3,351
   Wages and Salaries                                                            100,967                     44,464
                                                                        ----------------            ---------------

     Total Cost of Revenues                                                      150,868                     60,602
                                                                        ----------------            ---------------

GROSS PROFIT                                                                       7,273                    (18,090)

OPERATING EXPENSES:
   Advertising and Publications                                                   15,380                      2,686
   Amortization                                                                   10,000                      6,667
   Depreciation                                                                    8,134                      2,174
   Insurance                                                                      13,003                      7,143
   Lease Expense                                                                  35,231                     12,453
   Office Supplies                                                                45,428                     19,860
   Miscellaneous Expense                                                          21,572                        952
   Professional Fees                                                             373,762                    103,892
   Repairs and Maintenance                                                         5,569                     15,674
   Taxes                                                                          11,676                      1,075
   Telecommunications                                                             30,716                      8,075
   Travel, Meals and Entertainment                                                46,076                     10,613
   Wages and Salaries                                                            336,621                     17,416
                                                                        ----------------            ---------------

     Total Operating Expenses                                                    953,168                    208,680
                                                                        ----------------            ---------------

LOSS BEFORE OTHER EXPENSE                                                       (945,895)                  (226,770)

OTHER EXPENSE:
   Other Expense                                                                   3,395                          -
   Interest Expense                                                               83,328                     17,365
                                                                        ----------------            ---------------

     Total Other Expense                                               $          86,723           $         17,365
                                                                        ----------------            ---------------



                             See Accompanying Notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME - CONTINUED
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                  (Unaudited)


                                                                              2002                      2001
                                                                       -----------------         ------------------


LOSS BEFORE MINORITY INTEREST                                          $      (1,032,618)          $       (224,135)

MINORITY INTEREST                                                                 28,451                     17,053
                                                                        ----------------            ---------------

NET LOSS                                                                      (1,004,167)                  (227,082)

OTHER ITEMS OF COMPREHENSIVE INCOME:
   Net Unrealized Losses on Securities                                          (593,956)                         -
                                                                        ----------------            ---------------

COMPREHENSIVE INCOME (LOSS)                                            $      (1,598,123)          $       (227,082)
                                                                        ================            ===============


LOSS PER COMMON SHARE
   Basic                                                               $          (1.60)           $         (0.45)
                                                                        ===============             ==============
   Diluted                                                             $          (1.50)           $         (0.45)
                                                                        ===============             ==============

                             See Accompanying Notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                  (Unaudited)


                                                                              2002                      2001
                                                                       -----------------           ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                            $      (1,004,167)          $       (227,082)
   Adjustments to Reconcile Net Income to Net Cash
   Used in Operating Activities
     Amortization                                                                 10,000                      6,667
     Depreciation                                                                  8,134                      2,174
     Noncash Professional Fees                                                    19,256                     54,945
     Minority Interest in Loss of Limited Partnerships                           (28,451)                   (17,053)
   (Increase) Decrease In:
     Other Receivables                                                                 -                    (55,799)
     Prepaid Expenses                                                            (48,209)                         -
     Deposits                                                                       (472)                    (2,400)
     Advances to Stockholders                                                          -                   (114,800)
   Increase (Decrease) In:
     Accounts Payable                                                            174,400                     26,500
     Accrued Liabilities                                                          48,583                     30,464
                                                                        ----------------            ---------------

   Net Cash Used in Operating Activities                                        (820,926)                  (296,384)
                                                                        ----------------            ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Property and Equipment                                            (23,863)                    (8,004)
                                                                        ----------------            ---------------

     Net Cash Used in Investing Activities                                       (23,863)                    (8,004)
                                                                        ----------------            ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net Borrowings on Line of Credit                                                    -                     25,000
   Proceeds from Notes Payable                                                   751,577                    290,000
   Payments on Capital Lease Obligations                                          (1,946)                    (1,144)
   Issuance of Common Stock                                                       37,000                      5,000
   Contributed Capital from Limited Partnerships - Minority Interest              53,770                      2,500
                                                                        ----------------            ---------------

     Net Cash Provided by Financing Activities                                   840,401                    321,356
                                                                        ----------------            ---------------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                                           (4,388)                    16,968

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     4,588                          -
                                                                        ----------------            ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                               $             200           $         16,968
                                                                        ================            ===============

SUPPLEMENTAL DISCLOSURES:
   Interest Paid                                                       $         106,594           $          2,563
                                                                        ================            ===============





                             See Accompanying Notes.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Availent Financial, Inc. (collectively with its subsidiaries, the "Company") was incorporated in the state of Texas in December, 2000. The Company wholly owns the following subsidiaries: Availent Mortgage, Inc. and Subsidiaries (Mortgage) and Availent Leasing, Inc. (Leasing).

Availent Mortgage, Inc. was incorporated in the state of Texas in December, 2000 and originates single-family residential mortgage loans in Texas and the Southwestern United States. As of June 30, 2002 and 2001, Mortgage has a majority interest in twelve and three, respectively, limited liability partnerships that secure mortgages, which are processed by Mortgage. Mortgage accounts for its investments in these partnerships utilizing the consolidated method of accounting.

Availent Leasing, Inc. purchases and, subsequently, leases computer and related equipment to affiliated partnerships.

The accompanying consolidated financial statements of the Company as of and for the six months ended June 30, 2002 and 2001, are unaudited. These statements include all adjustments consisting only of normal recurring accruals, which are, in the opinion of management considered necessary for a fair presentation of financial position and results of operations. The results of operations of the Company for the six months ended June 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.

Basis of Accounting

The Company maintains its records and the accompanying consolidated financial statements have been prepared on the accrual basis of accounting.

Principles of Consolidation

The consolidated financial statements include the accounts of Availent Financial, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Financial Instruments

The Company's financial instruments (primarily cash and cash equivalents, loans held for sale, receivables, payables and borrowings) are carried in the accompanying consolidated financial statements at amounts, which reasonably approximate fair value.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Account Receivables

Account receivables represent amounts owed to the Company as of June 30, 2002 and 2001. An allowance is established for accounts whose collection is uncertain. At June 30, 2002 and 2001, there were no accounts receivable.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on the straight-line method over three to seven years while accelerated methods are used for income tax purposes. Depreciation expense for the period ended June 30, 2002 and 2001 totaled $8,134 and $2,174, respectively.

Expenditures for additions, major renewals, and betterments are capitalized and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition


At the present time, loans are negotiated for sale with permanent investors prior to the closing of the loan. So no mortgages are held for sale. As of June 30, 2002 and 2001, the Company has no correspondent relationship with any financial institution. Gains on sales of loans are recognized at the loan closing which corresponds to the sale date. Commitment fees, points and premium fees are earned and recognized as revenue when the loans are closed and sold to these permanent investors.

Fees received from borrowers to reimburse the lender for the costs of specific loan origination services performed by third parties, such as appraisal fees, are recognized as revenue when the services have been performed. The related costs of the third parties (approximately 14%) and employees' payroll and fringe benefit costs are included in Cost of Revenues. All other lending-related costs are included in operating expenses as incurred.



Advertising Costs

All costs related to advertising are expensed in the period incurred. Total advertising expense for the period ended June 30, 2002 and 2001 were $15,380 and $2,686, respectively.



NOTE 2 - CASH CONCENTRATION

At various times throughout the year, the Company may maintain bank deposits in excess of FDIC insurance limits of $100,000.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - MARKETABLE SECURITIES

The Company accounts for marketable securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" with the Company's securities classified as available-for-sale. Available-for-sale securities are recorded at fair value with the change in fair value during the year excluded from earning and recorded net of tax as a component of other comprehensive income. Realized gains and losses are determined by specific identification and are charged or credited to earnings.

Marketable securities are summarized as follows at June 30, 2002:


                                       Gross                     Fair
                                     Unrealized                  Market
                                       Losses                    Value
                                   -------------             -------------

       Equity Securities           $     (307,973)          $       66,005
                                    =============             =============

The Company's portfolio as of June 30, 2002 consists of one security, Advance Technologies, Inc. SFAS 115 requires that available-for-sale securities be reported at their fair market value as based on the over the counter price at the end of the period. This security was acquired through a note payable valued at an amount equal to the fair market value of the security at the date of acquisition (i.e., $373,978). Effective October 2002, the Company may either return the security, pay the outstanding note of $373,978, or extend the transaction date for an additional period of time.

NOTE 4 - CUSTOMER LISTS AND LICENSING AGREEMENTS

Intangible assets consist of certain customer lists and licensing agreements and are being amortized over a five-year period. Amortization expense for the periods ended June 30, 2002 and 2001 totaled $10,000 and $6,667, respectively.



NOTE 5 - NOTES PAYABLE

Notes payable consist of the following at June 30, 2002 and 2001:


                                                                              2002                      2001
                                                                         -------------            --------------

       Individuals (6 notes, interest rate from 0% to
         15%, due in years to March, 2003)                               $     414,828             $           -

       Stockholders (9 notes, interest rate ranging from
         12% to 19%, due in years to January, 2003)                          1,090,000                   290,000

       Officers (9 notes, interest rate ranging from 12% to
         15%, due in years to December 2002)                                   376,425                         -
                                                                         -------------             -------------

                                                               Total     $   1,881,253             $     290,000
                                                                         =============             =============

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - NOTES PAYABLE - CONTINUED

None of the notes to individuals are related parties.

A note payable to an shareholder totaling $500,000 is secured by the personal guarantee of an officer of the Company. Interest is at 12% and is payable monthly. The note is due on December 31, 2002.

Interest expense totaled $83,328 and $17,365, respectively, for the periods ended June 30, 2002 and 2001 and accrued interest expense of $35,772 and $14,802, respectively, is included in accrued liabilities in the accompanying financial statements.


NOTE 6 - LINE OF CREDIT

Under the terms of a line of credit agreement with Inwood National Bank, the Company may borrow up to $50,000 Interest on outstanding principal amounts is calculated based at a 7.5% interest rate and is payable monthly. The line matures in March 2003. The outstanding principal balance at June 30, 2002 was $50,000. The credit facility is secured by the Company's equipment, leasehold improvements, and furniture and fixtures.



NOTE 7 - CAPITAL LEASES

The Company is the lessee of computer and related equipment under capital leases that expire in 2004. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments and are depreciated over the related lease terms, which approximates the estimated productive lives. Depreciation expense on these assets totaled $3,234 and $1,630 for the periods ended June 30, 2002 and 2001 and is included in depreciation expense in the accompanying financial statements.


The following is a summary of future minimum lease payments during the next two years:

        Period Ending
          June 30,

           2003                                                                                  $         5,286
           2004                                                                                            3,965
                                                                                                   -------------

                                                                                                           9,251

         Less: Interest Included in Lease Payments                                                        (1,166)
                                                                                                   --------------

         Net Present Value of Future Minimum Lease Payments                                                8,085

         Less:  Current Maturities                                                                        (4,359)
                                                                                                   --------------

         Long-Term Portion                                                                       $         3,726
                                                                                                   =============

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - INCOME TAXES

The Company accounts for income tax in accordance with SFAS No. 109. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When management determines that it is likely that a deferred tax asset will not be realized, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files a consolidated federal tax return with Mortgage and Leasing and records its share of the consolidated federal tax provision on a separate return basis. The Company's income tax provision for the period ended June 30, 2002 and 2001, consists of the following:

                                                                              2002                      2001
                                                                         -------------             -------------


         Current Tax Expense                                           $           ---           $           ---
         Deferred Tax Benefit                                                      ---                       ---
                                                                         -------------             -------------

         Total                                                         $           ---           $           ---
                                                                         =============             =============

As of June 30, 2002 and 2001, the Company has available approximately $220,000 and $0, respectively, of unused net operating loss carry forwards that may be applied against future taxable income and that expire in various years to 2022.

The difference between the loss from operations and the tax loss carry forward results primarily from recognition of equity losses of subsidiaries and certain professional fees for financial reporting purposes but not for tax purposes.

Deferred income taxes result from significant temporary differences between income for financial reporting purposes and taxable income. These differences arose primarily from the Company's net operation loss carry forward and recognition of certain items of income and expense for financial reporting purposes but not for tax purposes. As of June 30, 2002 and 2001, the Company has net deferred tax benefit of approximately $165,000 and $7,500, respectively. Due to the uncertainty of its ultimate recognition, a valuation allowance has been established equal to the benefit.


NOTE 9 - SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                              2002                      2001
                                                                         -------------             -------------

     Contribution of Furniture and Fixtures                            $           ---           $        45,055
                                                                         =============             =============

     Preferred Stock Issued for Intangible Assets                      $           ---           $       200,000
                                                                         =============             =============

     Preferred Stock Redeemed for Common Stock and Notes Payable       $       200,000           $           ---
                                                                         =============             =============

     Equipment Acquired under Capital Lease Obligations                $           ---           $        12,690
                                                                         =============             =============

NOTE 10  - RELATED PARTY TRANSACTIONS

During the period ended June 30, 2002 and 2001, the Company engaged in various transactions with certain affiliates. Under informal arrangements, transactions between these entities generated charges primarily involving general and administrative expenses, including certain leasing charges. During the period, net charges between these companies totaled approximately $254,192 and $67,905, respectively. These balances are eliminated in consolidation.

As of June 30, 2002, and 2001, mortgage has a majority interest in twelve and three, respectively, limited liability partnerships (the Partnerships). These Partnerships secure mortgages that are processed by Mortgage.

Mortgage also receives the required RESPA management fee from these Partnerships. This is calculated as 1% of the Partnerships' revenue. The RESPA management fee was $2,160 and $214, respectively, for the periods ended June 30, 2002 and 2001.


During the fourth quarter of 2001, certain stockholders received advances totaling $214,800. Such advances bear no rate of interest and are due on demand. Advances were to Patrick McGeeney, President, and Michael Banes, Corporate Secretary, for $107,400 and $57,400 each as of June 30, 2002 and 2001, respectively.



NOTE 11 - OPERATING LEASES

The Company leases office space and various office equipment and furniture under operating leases that expire in 2005. Rent expense for the period ended June 30, 2002 and 2001 was $35,231 and $19,800, respectively.

At June 30, 2002, future minimum rental payments required under these leases are as follows (approximate amounts):

        Period Ending
          June 30,

           2003                 $        68,500
           2004                          52,000
           2005                          14,000
                                  -------------

     Total                      $       134,500
                                  =============


NOTE 12 - EMPLOYEE SAVINGS PLAN

The Company provides a qualified employee savings plan (the Plan) for its employees. Participation in the Plan is open to all employees who have reached the age of 21 and completed one year of service, as defined in the Plan. Employee contributions to the Plan qualify for tax-deferred status under the provision of Section 401(k) of the Code. The Company may, at the discretion of the board of directors, provide discretionary contributions based on a percentage of an employee's compensation, as defined in the Plan. Total contributions based on a percentage of an employee's compensation, as defined in the Plan. For the period ended June 30, 2002 and 2001, the Company has not paid any matching contributions.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - STOCK OPTIONS AND WARRANTS

During 2002, the Company granted stock options and warrants to certain key employees and individuals to purchase shares of common stock. Each option has an exercise price of $.10, an amount that approximates fair value as concluded by management. Therefore, no compensation expense was recognized for the period.

Additionally, the Company has issued various stock warrants associated with certain debt instruments.


NOTE 14 - EARNINGS PER SHARE

The following is the calculation for the earnings per share and diluted earnings per share.

                                                                                  Weighted
                                                                                   Average
                                                                    Income         Shares        Per Share
For June 30, 2002                                                 (Numerator)   (Denominator)     Amount
-----------------                                                 -----------   -------------     ------

Basic EPS                                                       $(1,004,167)       628,310         $(1.60)
                                                                  =========        =======           ====

Diluted EPS                                                     $(1,004,167)       669,004         $(1.50)
                                                                  =========        =======           =====


For June 30, 2001

Basic EPS                                                       $  (227,082)       500,227         $(0.45)
                                                                    =======        =======           =====

Diluted EPS                                                     $  (227,082)       501,829         $(0.45)
                                                                    =======        =======           =====


NOTE 15 - CONTINGENCY

For the period from inception to date, the Company has incurred significant operating losses and, at times, has experienced cash flow constraints. Operating losses are projected through 2002. The cash flow restrictions have been mitigated by additional contributions of capital by new and existing shareholders of the Company and by financing provided through certain credit arrangements. However, the effect of such operating losses and constraints and the long-term impact on the Company's operations and financial condition is unknown.

NOTE 16 - RECENTLY ISSUED ACCOUNTING STATEMENTS

Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets," was recently issued and addresses goodwill and other intangible assets. The adoption of this pronouncement does not have a material effect on the financial position and results of operations of the Company.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RECENTLY ISSUED ACCOUNTING STATEMENTS (CONTINUED)

Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The effect of this pronouncement has no current impact on the financial position and results of operations of the Company.


NOTE 17 - PROFESSIONAL FEES

Certain professional fees totaling $250,000 were incurred in connection with the proposed acquisition of a "public shell' company with which Availent Financial, Inc. and Subsidiaries may ultimately merge. This activity would facilitate an anticipated public offering in 2002.

                         Seacrest Industries Corporation
                            (A Delaware Corporation)






                              Financial Statements










                               September 30, 2001

                         Seacrest Industries Corporation





                       CONTENTS                                          Page


         Balance Sheet as of September 30, 2001
              and September 30, 2000                                     3


         Statement of Operations
              Year ended September 30, 2001 and
              and September 30, 2000                                     4


         Statement of Changes in Stockholder's
              Equity for period September 30, 1998
              to September, 30 2001                                      5


         Statement of Cash Flows
                  Year ended September 30, 2001 and
              September 30, 2000                                         6


         Notes to Financial Statements                                   7

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                                  BALANCE SHEET
                    September 30, 2001 and September 30, 2000
                                  (Unaudited)






                                                                 September 30,         September 30,
ASSETS                                                               2001                  2000
------                                                        ------------------    -----------------


Current Assets
       Cash in bank                                           $                0    $               0
                                                                ----------------      ---------------


       Total current assets                                                    0                    0


Other Assets
       Organization costs                                                      0                    0
                                                                ----------------      ---------------


       Total Assets                                           $                0    $               0
                                                                ================      ===============


LIABILITIES & STOCKHOLDERS' EQUITY


Current Liabilities
       Accrued legal                                          $                0    $               0
                                                                ----------------      ---------------


       Total current liabilities                                               0                    0


Stockholders' Equity
       Common Stock - $.01 par value,
       12,500,000 shares authorized,
       12,484,689 issued and outstanding                                 124,847              124,847


Retained earnings                                                       (124,847)            (124,847)
                                                                ----------------      ---------------


       Total stockholders' equity                                              0                    0
                                                                ----------------      ---------------


Total Liabilities & Stockholders' Equity                      $                0    $               0
                                                                ================      ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                             STATEMENT OF OPERATIONS
              Year ended September 30, 2001 and September 30, 2000
                                  (Unaudited)






                                                                 September 30,         September 30,
                                                                     2001                  2000
                                                              ------------------    -----------------


Revenues                                                      $                0    $               0


Expenses                                                                       0                    0
                                                                ----------------      ---------------


Net Income                                                    $                0    $               0
                                                                ================      ===============


Net income per weighted-average share of
       common stock outstanding                               $                0    $               0
                                                                ================      ===============


Weighted- average number of shares of
       common stock outstanding                                       12,484,689           12,484,689
                                                                ================      ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              Year ended September 30, 2001 and September 30, 2000
                                  (Unaudited)





                                                          Common Stock
                                                 -------------------------------
                                                                                      Retained          Stockholders'
                                                       Shares            $            Earnings             Equity
                                                 ---------------  --------------    -------------    ------------------

Balance September 30, 1999                            12,484,689         124,847         (124,847)                    0

   Net income (loss) September
     30, 2000                                                  0               0                0                     0
                                                 ---------------  --------------    -------------    ------------------

Balance September 30, 2000                            12,484,689         124,847         (124,847)                    0

   Net income (loss) September
     30, 2001                                                  0               0                0                     0
                                                 ---------------  --------------    -------------    ------------------

Balance September 30, 2001                            12,484,689         124,847         (124,847)                    0
                                                 ===============  ==============    ==============   ==================

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                             STATEMENT OF CASH FLOWS
              Year ended September 30, 2001 and September 30, 2000
                                  (Unaudited)





                                                                       September 30,           September 30,
                                                                           2001                    2000
                                                                     -----------------       -----------------


CASH FLOWS FROM OPERATING ACTIVITIES

       Net income (loss) for the period                              $               0       $               0


       Adjustments to reconcile net earnings to
         cash provided from operating activities                                     0                       0
                                                                       ---------------         ---------------


         Net Cash provided by operating activities                                   0                       0
                                                                       ---------------         ---------------


CASH FLOWS USED IN INVESTING ACTIVITIES

         Net Cash used by investing activities                                       0                       0
                                                                       ---------------         ---------------


CASH FLOWS FROM FINANCING ACTIVITIES

         Net Cash used by Financing activities                                       0                       0
                                                                       ---------------         ---------------


       Cash at beginning of period                                                   0                       0
                                                                       ---------------         ---------------


       Cash at end of period                                         $               0       $               0
                                                                       ===============         ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                          NOTES TO FINANCIAL STATEMENTS





ORGANIZATION AND DESCRIPTION OF BUSINESS

SeaCrest Industries Corporation, (A Delaware Corporation) was Incorporated under the laws of the state of Delaware. The Company was originally created on November 16, 1959 to manufacture, produce, own, use, repair, service, maintain, mortgage, pledge or otherwise dispose of, and generally to trade and deal in and with, as principal, agent or otherwise, swimming pools and any and all machinery, tools, equipment, appliances, devices, supplies and materials used or useful in connection with or incidental thereto. The Company was also originally formed to deal in frozen foods, real estate, meat and grocery stores, super markets, and goods, wares and merchandise and personal property of every class and description. The Company has not transacted business since February 1984.

The preparation of financial statements, in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Cash and cash equivalents

The company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.  Income per share

Income per share is computed by dividing the net income by the weighted-average number of shares of common stock and common stock equivalents, if any, outstanding during the year/period.


3.  Restatement

The company restated its balance sheet as of September 30, 1997, to reflect corrections to certain accounts as previously reported as follows:

                                  Previously
                                  Reported                  Restated
Organization costs                $           17,432         $             0
Note payable                      $           17,432         $             0
Common Stock-par value            $                0         $       124,847
Retained Earnings                 $                0         $      (124,847)
Common Stock issued
     and outstanding                      12,484,798              12,484,689

                         Seacrest Industries Corporation
                            (A Delaware Corporation)






                              Financial Statements





                                  June 30, 2002

                         Seacrest Industries Corporation





                                  CONTENTS                              Page



         Balance Sheet as of June 30, 2002
              and September 30, 2001                                    3


         Statement of Operations
              Quarter ended June 30, 2002 and
              and June 30, 2001                                         4


         Statement of Cash Flows
              Quarter ended June 30, 2002 and
              June 30, 2001                                             5


         Notes to Financial Statements                                  6

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                                  BALANCE SHEET
                      June 30, 2002 and September 30, 2001
                                  (Unaudited)





                                                                   June 30,            September 30,
ASSETS                                                               2002                  2001
------                                                        ------------------    -----------------


Current Assets
       Cash in bank                                           $                0    $               0
                                                                ----------------      ---------------


       Total current assets                                                    0                    0


Other Assets
       Organization costs                                                      0                    0
                                                                ----------------      ---------------


       Total Assets                                           $                0    $               0
                                                                ================      ===============


LIABILITIES & STOCKHOLDERS' EQUITY


Current Liabilities
       Accrued legal                                          $                0    $               0
                                                                ----------------      ---------------


       Total current liabilities                                               0                    0


Stockholders' Equity
       Common Stock - $.01 par value,
       12,500,000 shares authorized,
       12,484,689 issued and outstanding                                 124,847              124,847


Retained earnings                                                       (124,847)            (124,847)
                                                                ----------------      ---------------


       Total stockholders' equity                                              0                    0
                                                                ================      ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                             STATEMENT OF OPERATIONS
                  Quarter ended June 30, 2002 and June 30, 2001
                                  (Unaudited)





                                                                   June 30,              June 30,
                                                                     2002                  2001
                                                              ------------------    -----------------


Revenues                                                      $                0    $               0


Expenses                                                                       0                    0
                                                                ----------------      ---------------


Net Income                                                    $                0    $               0
                                                                ================      ===============


Net income per weighted-average share of
       common stock outstanding                               $                0    $               0
                                                                ================      ===============


Weighted- average number of shares of
       common stock outstanding                                       12,484,689           12,484,689
                                                                ================      ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                             STATEMENT OF CASH FLOWS
                  Quarter ended June 30, 2002 and June 30, 2001
                                  (Unaudited)





                                                                         June 30,                June 30,
                                                                           2002                    2001
                                                                     -----------------       -----------------


         CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss) for the period                                     $               0       $               0


       Adjustments to reconcile net earnings to
         cash provided from operating activities                                     0                       0
                                                                       ---------------         ---------------


         Net Cash provided by operating activities                                   0                       0
                                                                       ---------------         ---------------


CASH FLOWS USED IN INVESTING ACTIVITIES

                                                                                     0                       0
                                                                       ---------------         ---------------


         Net Cash used by investing activities                                       0                       0
                                                                       ---------------         ---------------


CASH FLOWS FROM FINANCING ACTIVITIES

       Net Cash used by Financing activities                                         0                       0


Cash at beginning of period                                                          0                       0
                                                                       ---------------         ---------------


Cash at end of period                                                $               0       $               0
                                                                       ===============         ===============

                         Seacrest Industries Corporation
                            (A Delaware Corporation)
                          NOTES TO FINANCIAL STATEMENTS



ORGANIZATION AND DESCRIPTION OF BUSINESS

SeaCrest Industries Corporation, (A Delaware Corporation) was Incorporated under the laws of the state of Delaware. The Company was originally created on November 16, 1959 to manufacture, produce, own, use, repair, service, maintain, mortgage, pledge or otherwise dispose of, and generally to trade and deal in and with, as principal, agent or otherwise, swimming pools and any and all machinery, tools, equipment, appliances, devices, supplies and materials used or useful in connection with or incidental thereto. The Company was also originally formed to deal in frozen foods, real estate, meat and grocery stores, super markets, and goods, wares and merchandise and personal property of every class and description. The Company has not transacted business since February 1984.

The preparation of financial statements, in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Cash and cash equivalents

The company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.  Income per share

Income per share is computed by dividing the net income by the weighted-average number of shares of common stock and common stock equivalents, if any, outstanding during the year/period.


3.  Restatement

The company restated its balance sheet as of September 30, 1997, to reflect corrections to certain accounts as previously reported as follows:

                                  Previously
                                  Reported                  Restated
Organization costs                $           17,432         $             0
Note payable                      $           17,432         $             0
Common Stock-par value            $                0         $       124,847
Retained Earnings                 $                0         $      (124,847)
Common Stock issued
     and outstanding                      12,484,798              12,484,689

The pro forma information presented below represents a merger transaction between Availent Financial, Inc. (a Texas corporation) and SeaCrest Industries Corporation (a Delaware corporation) for the year ended December 31, 2001 and the six months ended June 30, 2002.


Proforma Balance Sheets, Income and Comprehensive Income and Cash Flows are included for the above mentioned periods. SeaCrest Industries Corporation is represented by the Historical column. Availent Financial, Inc. is represented by the Proforma Adjustments column. The Combined column represents the results of the merger as of the referenced periods.

                         SEACREST INDUSTRIES CORPORATION
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

                                         ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                                  $           -     $       4,588    $       4,588
   Marketable Securities                                                  -           659,961          659,961
   Advances to Stockholders (Non-Interest Bearing)                        -           214,800          214,800
                                                                -----------       -----------      -----------

     Total Current Assets                                                 -           879,349          879,349
                                                                -----------       -----------      -----------

PROPERTY AND EQUIPMENT:
   Furniture and Fixtures                                                 -            20,300           20,300
   Office Equipment                                                       -            43,334           43,334
   Lease Improvements                                                     -            10,480           10,480
   Less:  Accumulated Depreciation                                        -           (11,858)         (11,858)
                                                                -----------       -----------      -----------

     Net Property and Equipment                                           -            62,256           62,256
                                                                -----------       -----------      -----------

OTHER ASSETS:
   Deposits                                                               -             2,400            2,400
   Customer Lists, Net                                                    -            63,333           63,333
   Licensing Agreements, Net                                              -            20,000           20,000
                                                                -----------       -----------      -----------

     Total Other Assets                                                   -            85,733           85,733
                                                                -----------       -----------      -----------

TOTAL ASSETS                                                  $           -     $   1,027,338    $   1,027,338
                                                                ===========       ===========      ===========

                         SEACREST INDUSTRIES CORPORATION
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001


                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                           $           -     $      30,348    $      30,348
   Accrued Liabilities                                                    -            61,775           61,775
   Line of Credit                                                         -            50,000           50,000
   Current Portion of Capital Lease Obligation                            -             4,409            4,409
   Notes Payable                                                          -         1,049,676        1,049,676
                                                                -----------       -----------      -----------

     Total Current Liabilities                                            -         1,196,208        1,196,208
                                                                -----------       -----------      -----------

LONG-TERM LIABILITIES:
   Capital Lease Obligation, Net of Current Portion                       -             5,622            5,622
                                                                -----------       -----------      -----------

MINORITY INTEREST                                                         -           (30,461)         (30,461)
                                                                -----------       -----------      -----------

STOCKHOLDERS' EQUITY:
   Preferred Stock, $1.00 Par Value;
     200,000 Shares Authorized, Issued and Outstanding                    -           200,000          200,000
   Common Stock, $0.01 Par Value;
     1,000,000 Shares Authorized; 529,910 Shares
     Issued and Outstanding                                         124,847             5,299          130,146
   Additional Paid-in Capital                                             -             9,990            9,990
   Net Unrealized Gains on Securities                                     -           285,983          285,983
   Retained Earnings                                               (124,847)         (645,303)        (770,150)
                                                                -----------       -----------      -----------

     Total Stockholders' Equity                                           -          (144,031)        (144,031)
                                                                -----------       -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $           -     $   1,027,338    $   1,027,338
                                                                ===========       ===========      ===========

                         SEACREST INDUSTRIES CORPORATION
       PROFORMA CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                     FOR THE PERIOD ENDED DECEMBER 31, 2001


                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

REVENUES                                                      $           -     $     239,294    $     239,294

COST OF REVENUES:
   Advertising and Publications                                           -            18,180           18,180
   Delivery                                                               -            10,873           10,873
   Financial Fees                                                         -            41,918           41,918
   Licenses and Other Fees                                                -             7,093            7,093
   Wages and Salaries                                                     -            31,804           31,804
                                                                -----------       -----------      -----------

     Total Cost of Revenues                                               -           109,868          109,868
                                                                -----------       -----------      -----------

GROSS PROFIT                                                              -           129,426          129,426

OPERATING EXPENSES:
   Amortization                                                           -            16,667           16,667
   Depreciation                                                           -            11,858           11,858
   Insurance                                                              -            29,254           29,254
   Lease Expense                                                          -            28,737           28,737
   Office Supplies                                                        -            58,476           58,476
   Miscellaneous Expense                                                  -             8,863            8,863
   Professional Fees                                                      -           221,654          221,654
   Repairs and Maintenance                                                -            17,449           17,449
   Taxes                                                                  -             5,395            5,395
   Telecommunications                                                     -            19,851           19,851
   Travel, Meals and Entertainment                                        -            50,852           50,852
   Wages and Salaries                                                     -           272,191          272,191
                                                                -----------       -----------      -----------

     Total Operating Expenses                                             -           741,247          741,247
                                                                -----------       -----------      -----------

LOSS BEFORE INTEREST EXPENSE                                              -          (611,821)        (611,821)

INTEREST EXPENSE                                                          -           (67,943)         (67,943)
                                                                -----------       -----------      -----------

LOSS BEFORE MINORITY INTEREST                                             -          (679,764)        (679,764)

MINORITY INTEREST                                                         -            34,461           34,461
                                                                -----------       -----------      -----------

NET LOSS                                                                  -          (645,303)        (645,303)

OTHER ITEMS OF COMPREHENSIVE INCOME:
   Net Unrealized Gains on Securities                                     -           285,983          285,983
                                                                -----------       -----------      -----------

COMPREHENSIVE INCOME (LOSS)                                   $           -     $    (359,320)   $    (359,320)
                                                                ===========       ===========      ===========

                         SEACREST INDUSTRIES CORPORATION
                  PROFORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE PERIOD ENDED DECEMBER 31, 2001


                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                   $           -     $    (645,303)   $    (645,303)
   Adjustments to Reconcile Net Income to Net Cash
   Used in Operating Activities
     Amortization                                                         -            16,667           16,667
     Depreciation                                                         -            11,858           11,858
     Noncash Professional Fees                                            -            60,234           60,234
     Minority Interest in Loss of Limited Partnerships                    -           (34,461)         (34,461)
   (Increase) Decrease In:
     Deposits                                                             -            (2,400)          (2,400)
   Increase (Decrease) In:
     Accounts Payable                                                     -            30,348           30,348
     Accrued Liabilities                                                  -            61,775           61,775
                                                                -----------       -----------      -----------

   Net Cash Used in Operating Activities                                  -          (501,282)        (501,282)
                                                                -----------       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Property and Equipment                                     -           (16,369)         (16,369)
                                                                -----------       -----------      -----------

     Net Cash Used in Investing Activities                                -           (16,369)         (16,369)
                                                                -----------       -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net Borrowings on Line of Credit                                       -            50,000           50,000
   Proceeds from Notes Payable                                            -           675,698          675,698
   Payments on Capital Lease Obligation                                   -            (2,659)          (2,659)
   Advances to Stockholders                                               -          (214,800)        (214,800)
   Contributed Capital from Limited
     Partnerships - Minority Interest                                     -             4,000            4,000
   Issuance of Common Stock                                               -            10,000           10,000
                                                                -----------       -----------      -----------

     Net Cash Provided by Financing Activities                            -           522,239          522,239
                                                                -----------       -----------      -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                 -             4,588            4,588

CASH AND CASH EQUIVALENTS, BEGINNING
     OF PERIOD                                                            -                 -                -
                                                                -----------       -----------      -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                      $           -     $       4,588    $       4,588
                                                                ===========       ===========      ===========

SUPPLEMENTAL DISCLOSURES:
   Interest Paid                                              $           -     $       8,905    $       8,905
                                                                ===========       ===========      ===========

                   AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 1: The adjustments include the historical operating results for Availent Financial, Inc. resulting from the proposed merger with SeaCrest Industries Corporation.

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

                                         ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                                    $         -       $       200      $       200
   Marketable Securities                                                  -            66,005           66,005
   Prepaid Expenses                                                       -            48,209           48,209
   Advances to Stockholders (Non-Interest Bearing)                        -           214,800          214,800
                                                                  ---------         ---------        ---------

     Total Current Assets                                                 -           329,214          329,214
                                                                  ---------         ---------          -------

PROPERTY AND EQUIPMENT:
   Furniture and Fixtures                                                 -            22,800           22,800
   Office Equipment                                                       -            53,647           53,647
   Leasehold Improvements                                                 -            21,530           21,530
   Less:  Accumulated Depreciation                                        -           (19,992)         (19,992)
                                                                  ---------         ----------       ---------

     Net Property and Equipment                                           -            77,985           77,985
                                                                  ---------         ---------        ---------

OTHER ASSETS:
   Deposits                                                               -             2,872            2,872
   Customer Lists, Net                                                    -            55,733           55,733
   Licensing Agreements, Net                                              -            17,600           17,600
                                                                  ---------         ---------        ---------

     Total Other Assets                                                   -            76,205           76,205
                                                                  ---------         ---------        ---------

TOTAL ASSETS                                                    $         -       $   483,404      $   483,404
                                                                  =========         =========        =========

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002


                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                           $           -     $     204,748    $     204,748
   Accrued Liabilities                                                    -           110,358          110,358
   Line of Credit                                                         -            50,000           50,000
   Current Portion of Capital Lease Obligations                           -             4,359            4,359
   Notes Payable                                                          -         1,881,253        1,881,253
                                                                -----------       -----------      -----------

     Total Current Liabilities                                            -         2,250,718        2,250,718
                                                                -----------       -----------        ---------

LONG-TERM LIABILITIES:

   Capital Lease Obligations, Net of Current Portion                      -             3,726            3,726
                                                                -----------       -----------      -----------

MINORITY INTEREST                                                         -            (5,142)          (5,142)
                                                                -----------       ------------     -----------

STOCKHOLDERS' EQUITY:
   Common Stock, $0.01 Par Value;
     1,000,000 Shares Authorized; 535,200 Shares
     Issued and Outstanding                                         124,847             7,278          132,125
   Additional Paid-in Capital                                             -           184,267          184,267
   Net Unrealized Losses on Securities                                    -          (307,973)        (307,973)
   Retained Earnings                                               (124,847)       (1,649,470)      (1,774,317)
                                                                ------------      ------------      ----------

     Total Stockholders' Equity                                           -        (1,765,898)      (1,765,898)
                                                                -----------       ------------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $           -     $     483,404    $     483,404
                                                                ===========       ===========      ===========

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

REVENUES                                                      $           -     $     158,141    $     158,141

COST OF REVENUES:
   Delivery                                                               -             7,239            7,239
   Financial Fees                                                         -             7,986            7,986
   Appraisals                                                             -            20,572           20,572
   Credit Application Services                                            -             6,224            6,224
   Automated Underwriting                                                 -             1,891            1,891
   HUD Fees                                                               -             1,413            1,413
   Licenses and Other Fees                                                -             4,576            4,576
   Wages and Salaries                                                     -           100,967          100,967
                                                                -----------       -----------      -----------

     Total Cost of Revenues                                               -           150,868          150,868
                                                                -----------       -----------      -----------

GROSS PROFIT                                                              -             7,273            7,273

OPERATING EXPENSES:
   Advertising and Publications                                           -            15,380           15,380
   Amortization                                                           -            10,000           10,000
   Depreciation                                                           -             8,134            8,134
   Insurance                                                              -            13,003           13,003
   Lease Expense                                                          -            35,231           35,231
   Office Supplies                                                        -            45,428           45,428
   Miscellaneous Expense                                                  -            21,572           21,572
   Professional Fees                                                      -           373,762          373,762
   Repairs and Maintenance                                                -             5,569            5,569
   Taxes                                                                  -            11,676           11,676
   Telecommunications                                                     -            30,716           30,716
   Travel, Meals and Entertainment                                        -            40,076           46,076
   Wages and Salaries                                                     -           336,621          336,621
                                                                -----------       -----------      -----------

     Total Operating Expenses                                             -           953,168          953,168
                                                                -----------       -----------      -----------

LOSS BEFORE OTHER EXPENSE                                                 -          (945,895)        (945,895)

OTHER EXPENSE:
   Other Expense                                                          -             3,395            3,395
   Interest Expense                                                       -            83,328           83,328
                                                                -----------       -----------      -----------

     Total Other Expense                                      $           -     $      86,723    $      86,723
                                                                -----------       -----------      -----------

LOSS BEFORE MINORITY INTEREST                                             -        (1,032,618)      (1,032,618)

MINORITY INTEREST                                                         -            28,451           28,451
                                                                -----------       -----------      -----------

NET LOSS                                                                  -        (1,004,167       (1,004,167)

OTHER ITEMS OF COMPREHENSIVE INCOME:
   Net Unrealized Losses on Securities                                    -          (593,956)        (593,956)
                                                                -----------       ------------     -----------

COMPREHENSIVE INCOME (LOSS)                                   $           -     $  (1,598,123)   $  (1,598,123)
                                                                ===========       ============     ===========

                    AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002


                                                                                    Proforma
                                                                  Historical       Adjustments        Combined

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                   $           -     $  (1,004,167)   $  (1,004,167)
   Adjustments to Reconcile Net Income to Net Cash
   Used in Operating Activities
     Amortization                                                         -            10,000           10,000
     Depreciation                                                         -             8,134            8,134
     Noncash Professional Fees                                            -            19,256           19,256
     Minority Interest in Loss of Limited Partnerships                    -           (28,451)         (28,451)
   (Increase) Decrease In:
     Prepaid Expenses                                                     -           (48,209)         (48,209)
     Deposits and Other Assets                                            -              (427)            (472)
   Increase (Decrease) In:
     Accounts Payable                                                     -           174,400          174,400
     Accrued Liabilities                                                  -            48,583           48,583
                                                                -----------       -----------      -----------

     Net Cash Used in Operating Activities                                -          (820,926)        (820,926)
                                                                -----------       ------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Property and Equipment                                     -           (23,863)         (23,863)
                                                                -----------       ------------     -----------

     Net Cash Used in Investing Activities                                -           (23,863)         (23,863)
                                                                -----------       ------------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from Notes Payable                                            -           751,577          751,577
   Payments on Capital Lease Obligations                                  -            (1,946)          (1,946)
   Issuance of Common Stock                                               -            37,000           37,000
   Contributed Capital from Limited Partnerships -
     Minority Interest                                                    -            53,770           53,770
                                                                -----------       -----------      -----------

     Net Cash Provided by Financing Activities                            -           840,401          840,401
                                                                -----------       -----------      -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                 -            (4,388)          (4,388)

CASH AND CASH EQUIVALENTS, BEGINNING
   OF PERIOD                                                              -             4,588            4,588
                                                                -----------       -----------      -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                      $           -     $         200    $         200
                                                                ===========       ===========      ===========

SUPPLEMENTAL DISCLOSURES:
   Interest Paid                                              $           -     $     106,594    $     106,594
                                                                ===========       ===========      ===========

                   AVAILENT FINANCIAL, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 1: The adjustments include the historical operating results for Availent Financial, Inc. resulting from the proposed merger with SeaCrest Industries Corporation.

                                   Appendix A
         THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION



This Agreement and Plan of Reorganization (herein, together with all Exhibits, "Agreement") is entered into as of March 1, 2002, by and between Seacrest Industries Corporation (a Delaware Corporation) and Availent Financial, Inc. (a Texas Corporation).


This Agreement sets forth the terms and conditions upon which Availent will merge with and into Seacrest (the "Merger") pursuant to this Agreement and Plan of Reorganization (the "Merger Agreement") which provides, among other things, for the conversion and exchange of all outstanding shares of par value common stock of Availent into Seacrest.

In consideration of the mutual promises and covenants contained herein. Seacrest and Availent agree as follows:


                                    ARTICLE 1
                                   Definitions



As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:


"Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license; note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.


"GAAP" means generally accepted accounting principles, as that term is defined by the American Institute of Certified Public Accountants under the first standard of reporting under its generally-accepted accounting standards.


"Knowledge" of Seacrest of or with respect to any matter means that any of the executive officers, directors or senior managers of Seacrest has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and "Knowledge" of Availent of or with respect to any matter means that any of the executive officers, directors or senior managers of Availent has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

"Legal Requirement" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority including judgments.

"Lien" means any security agreement, financing statement filed with any governmental authority. conditional sales statement filed with any governmental authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interests, constructive trust or other trust, claim, attachment. exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants teases and licenses) of any kind, which otherwise constitutes an interest in or claim against property. whether arising pursuant to any Legal Requirement, Contract or otherwise.


                                    ARTICLE 2
                                     Merger



         Section 2.1 Merger. Subject to the terms and conditions contained in this Agreement, Availent will be merged by statutory merger with and into Seacrest pursuant to the Merger Agreement at a Closing at the Effective Time of the Merger as defined in the Merger Agreement. In the Merger, the shares of Availent Common Stock outstanding immediately prior to the effective time of the Merger (excluding shares as to which statutory dissenters* rights have been exercised) will be converted into and exchanged for Fifty-Four Million (54,000,000) shares of Seacrest Common Stock, subject to adjustments.

         Section 2.2 Amend Authorized Capital. Seacrest shall amend authorized capital to 100,000,000 common shares, at $0.01 par value and effect a one for two reverse split of its outstanding common stock.

         Section 2.3 Change of Name. The name of the surviving corporation (Seacrest) shall be changed to Availent Financial, Inc.

         Section 2.4 Resignation of Directors. Prior to Closing, all current directors of Seacrest shall tender their resignations and new directors designated by Availent shall be appointed.

         Section 2.6 Mechanics for Closing Merger. Upon the approval of the respective shareholders, the executed Articles of Merger shall be filed with the Delaware Secretary of State and the Texas Corporate Commissioner office and the Texas Secretary of State.

         Section 2.7 Further Assurances. At or after Closing, Seacrest, at the request of Availent, shall promptly execute and deliver or cause to be executed and delivered, to Availent all such documents and instruments, in form and substance satisfactory to Availent, as Availent reasonably may request in order to carry out or evidence the terms of this Agreement.


                                    ARTICLE 3
                    Representation and Warranties of Availent



Availent represents and warrants to Seacrest, as of the date of this Agreement and as of Closing, as follows:

         Section 3.1 Organization and Qualification of Availent. Availent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power to conduct its activities as such activities are currently conducted.

         Section 3.2 Authority. Availent has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Availent have been duly arid validly authorized by all necessary action on the part of Availent. This Agreement has been duly and validly executed and delivered by Availent and is a valid and binding obligation of Availent, enforceable against Availent in accordance with its terms.

         Section 3.3 Ownership and Number of Shares of Availent Common Stock. The shareholders, set forth on Exhibit A, own the Availent Common Stock shown thereon, beneficially and of record, free and clear of all liens. The Availent Common Stock is not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents of ownership hereof.

         Section 3.4 Subsidiaries. Availent does not control or hold direct or indirect equity interests in, or hold tights to control or acquire direct or indirect equity interests in, any corporation other than Availent Mortgage, Inc. and Availent Leasing, Inc. and affiliated entities set forth on Exhibit 3.4.

         Section 3.5 Capitalization of Availent. Other than as set forth on
Exhibit 3.6, the authorized capital stock of Availent consists of duly authorized shares of common stock which shares are validly issued and outstanding, fully paid and nonassessable. In addition, there are no preferred shares issued and outstanding. There are no authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other tights of any kind issued or granted by or binding upon, Availent to purchase or otherwise acquire any securities of or equity interest in Availent.

         Section 3.6 No Conflicts: Required Consents. The execution, delivery and performance by Availent of this Agreement will not: (i) conflict with or violate any provision of the, articles or certificate of incorporation or bylaws of Availent. (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the Availent Common Stock or any of the assets or properties owned or leased by Availent or (iv) require any consent, approval, or authorization of, or filing of any certificate; notice, application, report or other document with, any governmental authority or other person.

         Section 3.7 Litigation. There is no litigation pending or, to Availent's knowledge, threatened by or before any governmental authority or private arbitration tribunal, against Availent or it operations, nor, to Availent's knowledge, is there any basis for any such litigation.

         Section 3.8 Compliance with Applicable Legal Requirements. Conduct by Availent of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or to the knowledge of Availent, proposed to become effective, and Availent has received no notice of any violation by Availent of any Legal Requirements applicable to Availent or its activities as currently conducted; and Availent knows of no basis for the allegation of any such violation.

         Section 3.9 Financial Statements Availent has delivered to Seacrest the audited financial statements of Availent as of December 31, 2001.

         Section 3.10 Liabilities. Availent has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, that are not reflected in the Balance Sheet, or non-delinquent obligations for ordinary and recurring expenses. including in the ordinary course of business of Availent since the date of the Balance Sheet.

         Section 3.11 Tax Returns and Payments. Availent has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether not so shown on any such tax returns. Availent has not received any notice of, nor does Availent have any knowledge of, any deficiency or assessment of, proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to Availent that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns for any period.

         Section 3.12 Absence of Certain Changes or Events. Since the date of the Balance Sheet there has not occurred:


         (a) any material and adverse change in the financial condition or operations of Availent;

         (b) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Availent;

         (c) the creation or attachment of any Lien against the Common Stock of Availent;

         (d) any waiver, release, discharge, transfer, or cancellation by Availent of rights or claims of material value;

         (e) any issuance by Availent of any securities, or any merger or consolidation of Availent with any other Person, or any acquisition by Availent of the business of any other Person except as reflected in Section 3.3 above.

         (f) any incurrence, assumption or guarantee by Availent of any indebtedness or liability;

         (g) any declaration. setting aside or payment by Availent of any dividends on, or any other distribution with respect to, any capital stock of Availent or any repurchase, redemption; or other acquisition of any capital stock of Availent except as reflected in Section 3.3 above;

         (h) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Availent, except in the ordinary course of the administration of Availent, or

                (B) any increase in the compensation payable or to become payable to any employee of Availent, or

         (i) the entry by Availent into any Contract to do any of the foregoing.

         Section 3.13 Material Availent Contract. As of the date of this Plan of Reorganization, Availent does not have (i) contracts evidencing or relating to any liabilities or obligations of Availent, whether absolute, accrued, contingent or otherwise. or granting any Person a Lien against any properties or assets owned or leased by Availent; (ii) joint venture or partnership Contracts between Availent and any other person; (iii) Contracts limiting the freedom of Availent to engage in or to compete in any activity, or to use or disclose any information in its possession; and (iv) any other Contracts to which Availent is a party or by which it or the assets or properties owned or leased by it are bound or affected, that are not set forth, which in the aggregate contemplate payments to or by Availent exceeding $50,000 in any twelve-month period (collectively herein as the "Material Availent Contract"). Availent has delivered to Seacrest true and complete copies of each of* the Material Availent Contracts, including any amendments thereto or, in the case of oral Material Availent Contracts is valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than Availent. and Availent has fulfilled when due, or has taken alt action necessary to enable it to fulfill when due, all of its obligations thereunder. (iv) there has not occurred any default (without regard to lapse of time, the giving of notice, or the election of Availent, or any combination thereof) by any other person, under any of the Material Availent Contracts; (v) neither Availent nor, to the knowledge of Availent, any other person is in arrears in the performance or satisfaction of it obligations under any of the Material Availent Contracts, and no waiver has been granted by any of the parties thereto.

         Section 3.14 Real Property. As of the date of this Plan of Reorganization, Availent does not own any real property.


         Section 3.15 Employees. As of the date of this Plan of Reorganization, Availent has 14 employees.


         Section 3.16 Books and Records. All of the books, records and accounts of Availent are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements. accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the Financial Statements. Availent has previously delivered to Seacrest the complete stock record book of Availent, and true and complete copies of all of the minutes of meetings. and all other corporate actions of the stockholders, Board of Directors and committees of the Board of Directors of Availent since the date of its incorporation.

         Section 3.17 Certain Interests. None of Availent or its officers, directors, or holders of 10% or more of Availent Common Stock, directly or indirectly is, or owns any interest .in, or controls, or is an employee. officer, director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of Availent.

         Section 3.18 Bank Accounts. Availent December 31, 2001 financial statement sets forth all bank accounts, brokerage accounts, and safe deposit boxes of any kind maintained by Availent and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to. each of them.

         Section 3.19 Changes in Circumstances . Availent has no knowledge of(i) any current or future condition or state of facts or circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of Availent. or (ii) any Legal Requirements from which Availent would be exempt by reason of any "grandfather" clauses or provisions contained therein, but which would be applicable to Seacrest following Closing.

         Section 3.20 Accuracy of Information. None of the written information and documents which have been or will be furnished by Availent or any representatives of Availent. to Seacrest or any of the representatives of Seacrest in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be. any untrue statement of a material fact or omits or will omit to state a material tact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Availent. Availent has disclosed to Seacrest as the purchaser of Availent Common Stock all material information relating to Availent and its activities as currently conducted.

         Section 3 21 Investment. Availent is acquiring Seacrest Common Stock for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities Legal Requirements.


                                    ARTICLE 4
                   Representations and Warranties of Seacrest

Seacrest represents and warrants to Availent, as of the date of this Agreement and as of Closing, as follows:

         Section 4.1 Organization and Qualification of Seacrest. Seacrest is a corporation duly organized, validly existing. and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted. Seacrest is duly qualified to do business as a foreign corporation in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

         Section 4.2 Authority . Seacrest has all requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement by Seacrest has been duly and validly executed and delivered by Seacrest, and is the valid and binding obligation of Seacrest. enforceable against Seacrest in accordance with its terms.

         Section 4.3 No Conflicts: Required Consents. The execution, delivery and performance by Seacrest of this Agreement does not and will not: (I) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of Seacrest; (ii) violate any provision of any Legal Requirements; or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons. or any combination thereof) or accelerate or permit the acceleration of the performance required by, any Contract or Lien to which Seacrest is a party or by which Seacrest or the assets or properties owned or leased by it are bound or affected, or (iv) require any consent, approval or authorization, report or other document with, any Governments Authority or other person.

         Section 4.4 Validity and Ownership of Seacrest Common Stock. The Seacrest Common Stock received by the shareholders of Availent at Closing will be validly issued and outstanding, fully paid and non-assessable. The Seacrest Common Stock will not be subject to, nor bound or affected by, any proxies, voting agreements, or other restrictions on the ownership thereof.


                                   ARTICLE 5
                       Covenants of Availent and Seacrest



         Section 5.1 Affirmative Covenants of Availent. Except as Seacrest may otherwise consent in writing between the date of the Agreement and Closing, Availent shall:

         (a) Conduct its business only in the usual, regular, and ordinary course, and in accordance with past practices;

         (b) [1] duly comply with all applicable Legal Requirements; [2] perform all of its obligations under all Availent Contracts without default, and [3] maintain its books, records, and accounts on a basis consistent with past practices;

         (c) [I] give Seacrest and its counsel, accountants and other representatives reasonable access during normal business hours to the premises of Availent, all of the assets and properties owned or leased by Availent. Availent's books and records, and Availent's personnel; [2] furnish to Seacrest and such representatives alt such additional documents (certified by an officer of Availent, if requested), financial information and other information as Seacrest may from time to time reasonably request and [3] cause Availent's accountants to permit Seacrest and its accountants to examine the records and working papers pertaining to Availent's financial statements* provided that no investigation by Seacrest or it representatives will affect or limit the scope of any of the representations and warrants of Availent herein or in any Exhibit or other related document;

         (d) use it best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by Availent in order to consummate the transactions contemplated hereby and deliver to Seacrest copies, satisfactory in form and substance to Seacrest, or such approvals and consents;

         (e) promptly deliver to Seacrest true and complete copies of all monthly and quarterly financial statements of Availent and any reports with respect to the activities of Availent which are prepared by or for Availent at any lime from the date hereof until Closing; and

         (f) promptly notify Seacrest of any circumstance, event or action, by Availent or otherwise, [1] which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or [2] the existence, occurrence or taking of which would result in any of the representations and warranties of Availent in this Agreement or in any Transaction Document not being true and correct in all material respects.

         Section 5.2 Negative Covenants of Availent. Except as Seacrest may otherwise consent in writing, between the date of this Agreement and Closing, Availent shall not:

         (a) change the character of its business;

         (b) incur any liability or obligation or enter into any Contract except, in each case, in the ordinary Course of business consistent with prior practices and not prohibited by any other provision hereof,

         (c) incur, assume or guarantee any indebtedness or liability in respect of borrowed.money;

         (d) make any capital expenditure or commitment for capital expenditure;

         (e) modify, terminate, or abrogate any Material Availent Contract other than in the ordinary course of business, or waive, lease, discharge. transfer or cancel any rights or claims of material value;

         (f) create or permit the creation or attachment of any Lien against any of the assets or properties owned or leased by it;

         (g) except as otherwise required by this Agreement, prepay any material liabilities or obligations;

         (h) issue any securities, or merge or consolidate with any other person, or acquire any of the securities, partnership or joint venture interests, or business of any other person;

         (i) declare, set aside or pay any dividends on, or make any other distribution with respect to. any of it capital stock, or repurchase, redeem or otherwise acquire any of is capital stock; and

         (j) enter into any transaction or permit the taking of any action that would result in any of the representations and warranties in this Agreement not being true and correct in all material respects at Closing.

         Section 5.3 Covenants of Seacrest. Except as Availent may otherwise agree in writing, between the date of the Agreement and Closing, Seacrest shall:

         (a) use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by Availent in order to consummate the transactions contemplated hereby and deliver to Seacrest copies, satisfactory in form and substance to Seacrest of such approvals and consents;

         (b) promptly notify Availent of any circumstance, event or action, by Seacrest or otherwise, (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement. would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of Seacrest in this Agreement or in any Transaction Document not being true and correct in all material respects.

         Section 5.4 Joint Undertakings. Each of Seacrest and Availent shall cooperate and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by the Agreement so as to permit Closing to take place on the date provided herein and to cause the satisfaction of conditions to Closing set forth in Article 6.

         Section 5.5  Confidentiality.

         (a) Any non-public information that Seacrest may obtain from Availent in connection with this agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential, and unless and until Closing shall occur. Seacrest shall not disclose any such information to any third party (other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Availent; provided that; (i) Seacrest may use and disclose any such information once it has been publicly disclosed (other than by Seacrest in breach of its obligations under this Section) or which rightfully has conic into the possession of Seacrest (other than from Availent), and (ii) to the extent that Seacrest may become compelled by Legal Requirements to disclose any of such information, Seacrest may disclose such information if it shall have used all reasonable efforts, and. shall have afforded Availent the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled be disclosed. In the event of termination of this Agreement. Seacrest shall use all reasonable efforts to cause to be delivered to Availent, and retain no copies of, any documents, work papers, and other materials obtained by Seacrest or on it behalf from Availent, whether so obtained before or after the execution hereof.

         (b) Any non-public information that Availent may obtain from Seacrest in connection with this Agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential, and unless, and until Closing shall occur. Availent shall not disclose any such information to any third party (other than its directors, officers, and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of
Seacrest: provided that (i) Availent may use and disclose any such information once it has been publicly disclosed (other than by Availent in breach of its obligations under this Section) or which rightfully has come into the possession of Availent (other than from Seacrest); and (ii) to the extent that Availent may become compelled by Legal Requirements to disclose any of such information, Availent may disclose such information if it shall have used all reasonable efforts, and shall have afforded Seacrest the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the formation compelled to be disclosed. In the event of termination of this Agreement, Availent shall use all reasonable efforts to cause to be delivered to Seacrest and retain no copies of, any documents, work papers and other materials obtained by Availent or on its behalf from Seacrest. whether so obtained before or after the execution hereof.

         Section 5.6 Publicity. Seacrest and Availent shall each consult with and obtain the consent of the other before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release or disclosure.


                                    ARTICLE 6
                              Conditions Precedent

         Section 6.1 Conditions to Availent's Obligation. The obligations of Availent to consummate the transactions contemplated by this Agreement are subject to the following conditions:

         (a) Accuracy of Representations. The representations of Seacrest in this Agreement or in any Transaction Document shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except as affected by the transactions contemplated hereby.

         (b) Performance of Agreements. Seacrest shall have performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before closing.

         (c) Officer's Certificate. Availent shall have received a certificate executed by an executive officer of Seacrest, dated as of Closing, reasonably satisfactory in form and substance to Availent certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

         (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

         (e) Consents. Availent shall have obtained evidence, in form and substance satisfactory to it that there have been obtained all consents, approvals and authorizations required by this Agreement.

         (f) Legal Matters Satisfactory to Availent's Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Availent's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         Section 6.2. Conditions to Seacrest's Obligations. The obligations of Seacrest to consummate the transactions contemplated by this Agreement are subject to the following conditions:

         (a) Accuracy of Representations. The representations of Availent in this Agreement or in any Transaction Document shall be true and accurate (in all material respects) at and as of Closing with the same effect as if they were made at and as of Closing; except as affected by the transactions contemplated hereby.

         (b) Performance of Agreements. Availent shall have performed all obligations and agreements and complied with all covenants in this Agreement or in any Transaction Document to which it is a party to be performed and complied with by it at or before Closing.

         (c) Officer's Certificate. Seacrest shall have received a certificate executed by an executive officer of Availent dated as of Closing, reasonably satisfactory in form and substance to Seacrest, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

         (d) Legal Proceedings. There shall be no Legal Requirement, and no judgment shall have been entered and not created by any Governmental Authority of competent jurisdiction and no litigation shall be pending which (i) restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or (ii) could have a material adverse effect upon the operations or financial condition of Availent.

         (e) Consents. Seacrest shall have received evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals, and authorizations required by this Agreement.

         (f) Resignation of Officers and Directors. Each of the Officers and directors of Seacrest whose resignation Availent shall have requested, pursuant to Section 4 & 5 shall have delivered to Availent written resignations effective as of Closing.

         (g) Legal Matters Satisfactory to Seacrest and its Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Seacrest's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                                    ARTICLE 7

                                 Indemnification

         Section 7.1 Indemnification by Selling Shareholder. From and after Closing, the selling shareholders set forth in Exhibit 7.1 who, together with their subsidiaries, other corporate affiliates, and immediate families, are all the holders of 10% or more of the Availent Common Stock ("Principal Shareholder") all jointly and severally indemnify and hold harmless Seacrest, its officers and directors, employees, agents and representatives and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:

         (a) any representations and warranties of Availent in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or

         (b) any failure by Availent to perform any of its covenants, agreements or obligations in this Agreement.

         Section 7.2 Indemnification by Seacrest. From and after Closing, Seacrest shall indemnify and hold harmless Availent. its officers and directors, agents and representative, and any person claiming by or through any of them, as the case may be, from and against any and all losses and related expenses arising out of or resulting from:

         (a) any representations and warranties of Seacrest in this Agreement not being true and accurate when made or when required by this Agreement or any Transaction Document to be true and accurate; or

         (b) any failure by Seacrest to perform any of its covenants, agreements or obligations in this Agreement.

         (c) all undisclosed liabilities and obligations relating to, or arising out of activities of Seacrest during periods prior to Closing.

         Section 7.3 Indemnification Against Third Party Claims. Promptly after receipt, by a person entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any litigation with respect to any matter referred to in Sections 7.1 or 7,2, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any litigation is brought against any lndemnitee, the Indemnitor shall be entitled to participate in (and at the request of the Indemnitee shall assume) the defense thereof with counsel satisfactory to the Indemnitee at the Indemnitor's expense. If the Indemnitor, at the Indemnitee's request, shall assume the defense of any settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

         Section 7.4. Time and Manner of Certain Claims. The representations and warranties of Seacrest and the Principal Shareholders in this Agreement shall survive Closing; provided, however, that neither Seacrest nor the Principal Shareholders shall have any liability under Sections 7.1 or 7.2, respectively unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after Closing and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

         Section 7.5 Effect of de minimis Damage on Indemnity by Principal Shareholders. The principal Shareholders shall have no indemnity obligations under this Article 7, unless the aggregate amount payable by them under this
Article 7 is in excess of $100,000.

         Section 7.6 Tax Effect. In calculating amounts payable to an Indemnitee hereunder, (i) the amount of indemnified losses shall be reduced by the amount of any reduction in the Indemnitee's liability for taxes resulting from the facts or occurrence giving rise to the indemnified tosses; and (ii) the amount of the Indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.

                                    ARTICLE 8

                                   Termination

         Section 8.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

         (a) at any time, by the mutual agreement of Seacrest and Availent.

         (b) by either Seacrest or Availent. If the other is in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

         (c) by Availent, if any of the conditions to its obligations set forth in Section 6.1 shall not have been satisfied as of Closing, unless satisfaction shall have been frustrated or made impossible by an act or failure to act of Availent; or

         (d) by Seacrest, if any of the conditions to its obligations set forth in Section 6.2 shall not have been satisfied as of Closing, unless satisfaction shall have been frustrated or made impossible by an act of failure to act of Seacrest; or

         (e) by either Seacrest or Availent upon written notice to the other, if the transactions contemplated by this Agreement are not consummated on or prior to July 1, 2002, for any reason other than material breach or default by such party of it respective representations, warranties, covenants. agreements or other obligations hereunder.

         Section 8.2 Effect of Termination. If this Agreement shall be terminated, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 5.5, 5.6 and 9.3.

                                    ARTICLE 9

                                  Miscellaneous

         Section 9.1 Expenses. Each party shall be responsible for the legal, accounting and any other expenses consummated as a result of this transaction.

         Section 9.2 Waiver and Modifications. Any of the provisions of the Agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party; provided, however, that no waiver by Seacrest shall be authorized alter the last vote of the stockholders of Seacrest if such waiver shall, in the judgment of the Board of Directors of Seacrest, affect materially and adversely the benefits of the Seacrest stockholders under this Agreement or the Agreement of Merger. Any of the provision of this Agreement (including the exhibits and the Agreement of Merger) may be modified at any time prior to and alter the vote of the stockholders of Seacrest by agreement in writing approved by the Board of Directors of each party and executed in the same manner (but necessarily by the same persons) as this Agreement, provided that such modification, after the last vote of the stockholders of Seacrest shall not, in the judgment of the Board of Directors of Seacrest, affect materially and adversely the benefits of Seacrest's stockholders under this Agreement or the Agreement of Merger. To the extent permitted by law, the powers of the Board of Directors may be delegated by the Board of the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other action referred to in this Agreement may be given or taken by any officer so authorized.

         Section 9.3 Finder Commissions. Seacrest and Availent each represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this Agreement or by the Agreement of Merger, other than set forth in Exhibit 9.3.

         Section 9.4 Notices. Any notices, request, instruction or other document to be given hereunder or under the Agreement of Merger by any party to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid.

         If to Seacrest Industries Corporation, addressed to:

                  20101 Southwest Birch Street, Suite 200
                  Newport Beach CA 92660

         If to Availent Financial, Inc., addressed to:

                  2720 Stemmons Frwy South Tower,
                  Suite 600
                  Dallas, TX 75207


         Section 9.5 Abandonment. At anytime before the effective date, this Merger Agreement maybe terminated and the Merger may be abandoned by the Board of Directors of either Seacrest or Availent or both, notwithstanding approval of this Agreement by the shareholders of Seacrest or the shareholders of Availent or both.

         Section 9.6 Entire Agreement. This Agreement and Plan of Merger represents the entire agreement between the parties. Any and all other oral or written agreements concerning this merger shall be deemed null and void.

         Section 9.7 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California.

         Section 9.8 Counterparts. In order to facilitate the filing and recording of this Merger Agreement the nine may be executed in any number of counterparts, each of which shall be doomed to be an original.

         IN WITNESS WHEREOF, Seacrest and Availent, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.





                                          Seacrest Industries Corporation

                                          /s/ C. M. Ball

                                          Name:C.M. Ball

                                          Title: President





                                          Availent Financial, Inc.

                                          /s/ Patrick McGeeney

                                          Name: Patrick McGeeney

                                          Title: President

                                   Appendix B
                        Delaware General Corporation Law
                           ss. 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.

(j)The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   Appendix C

                             CERIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         SEACREST INDUSTRIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

         FIRST: That at a meeting of the Board of Directors of SEACREST INDUSTRIES CORPORATION resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof number "First" so that as amended said Article shall be and read as follows:

                "FIRST: The name of the corporation is Availent Financial, Inc."

              RESOLVED FURTHER, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Fourth" so that as amended said Article shall be and read follows:

                "FOURTH: Effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Time"), a one-for-two reverse stock split of the Corporation's common stock shall become effective, pursuant to which each two shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined (the "Reverse Split") into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time (the "New Common Stock"). No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the market for which the Common Stock is traded during regular trading hours for the five trading days immediately preceding the Effective Time or the first five trading days when trading does commence, whichever is earlier. Whether or not fractional shares are issuable upon such reclassification and combination shall be determined on the basis of the total number of shares of Old Common Stock held by a holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Split.

                "The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of stock which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000) and the par value of each of such shares is No and

          01/100 ($0.01) Dollars, amounting in the aggregate to One Million One Hundred Thousand and no/100 ($1,100,000.00) Dollars; the total number of shares of Preferred Stock shall be Ten Million (10,000,000); the total number of shares of Common Stock shall be One Hundred Million (100,000,000).

                "Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."



         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said SEACREST INDUSTRIES CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Patrick McGeeney its President, and attested by Woody Conradt, its Secretary, this ___ day of June 2002.



                                    SEACREST INDUSTRIES CORPORATION



                                    By_____________________________
                                            President


By__________________
         Secretary